Exhibit 10.3













                                HANNAFORD BROS. CO.
                            EMPLOYEES' RETIREMENT PLAN

                 (AS AMENDED AND RESTATED EFFECTIVE JANUARY 1, 1998)

                           TABLE OF CONTENTS
 ARTICLE I         DEFINITIONS                                          1

 ARTICLE II        PARTICIPATION                                       20

           2.1     Date of Participation                               20
           2.2     Participation Requirements                          21
           2.3     Transfers Among Affiliated Employers                21
           2.4     Reemployed Former Participant                       21

 ARTICLE III       RETIREMENT DATES                                    22

           3.1     Normal Retirement Date                              22
           3.2     Early Retirement Date                               22
           3.3     Deferred Retirement Date                            22

 ARTICLE IV        BENEFIT FORMULAS                                    22

           4.1     Benefits For Participants Other Than Certain
                   Warehouse and Driver Participants                   22
                  (a)  Cash Balance Account                            22
                  (b)  Contribution Credit                             24
                  (c)  Interest Credit                                 24
                  (d)  Normal Retirement Benefit                       24
                  (e)  Early Retirement Benefit                        24
                  (f)  Deferred Retirement Benefit                     24
                  (g)  Vested Benefit                                  25
           4.2    Benefits For Certain Warehouse Participants          25
           4.3    Employment Transfers                                 26

 ARTICLE V        RETIREMENT AT NORMAL RETIREMENT DATE                 26

           5.1    Normal Retirement Benefit                            26
           5.2    Form of Normal Retirement Benefit                    26
           5.3    Qualified Joint and Survivor Annuity                 27
           5.4    Disability Benefit                                   27

 ARTICLE VI       RETIREMENT AT EARLY RETIREMENT DATE                  27

           6.1    Early Retirement Benefit                             27
           6.2    Form of Early Retirement Benefit                     27
           6.3    Qualified Joint and Survivor Annuity                 28

 ARTICLE VII      RETIREMENT AT DEFERRED RETIREMENT DATE               28

           7.1    Deferred Retirement Benefit                          28
           7.2    Form of Deferred Retirement Benefit                  28
           7.3    Qualified Joint and Survivor Annuity                 29

 ARTICLE VIII     TERMINATION OF EMPLOYMENT                            29

           8.1    Termination of Employment                            29
           8.2    Vested Benefit                                       29
           8.3    Form of Benefit                                      29
           8.4    Qualified Joint and Survivor Annuity                 30
           8.5    Forfeitures                                          30

 ARTICLE IX       DEATH BENEFITS                                       30

           9.1    Death Before Annuity Starting Date                   30
           9.2    Death After Annuity Starting Date                    33
           9.3    Designation of Beneficiary                           33
           9.4    Qualified Domestic Relations Orders                  33

 ARTICLE X        QUALIFIED JOINT AND SURVIVOR ANNUITY ELECTION        34

          10.1    Election Period                                      34
          10.2    Written Explanation                                  34
          10.3    Additional Information Furnished Upon Request        35
          10.4    Election Not to Receive Qualified Joint and
                  Survivor Annuity                                     35
          10.5    Qualified Joint and Survivor Annuity                 35
          10.6    Spousal Consent                                      35

 ARTICLE XI       OPTIONAL FORMS OF BENEFITS                           35

          11.1    Early Retirement Benefit - Optional Lump Sum         35
          11.2    Vested Benefit - Optional Lump Sum                   37
          11.3    Contingent Annuitant Option                          38
          11.4    Five Year Certain and Life Annuity Option            38
          11.5    Lump Sum Option                                      39

 ARTICLE XII      BENEFIT ADJUSTMENTS AND CASH OUTS                    39

          12.1    Offset of Amounts Transferred to the Trust From
                  Other Plans                                          39
          12.2    Prohibition Against Duplication of Benefits          39
          12.3    Small Installments and Cash Outs                     40

 ARTICLE XIII     LIMITATION ON BENEFITS                               41

          13.1    Limitation For Defined Benefit Plans                 41
          13.2    Adjustments                                          41
          13.3    Reduction For Less Than Ten (10) Years of
                  Participation or Service                             43

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          13.4    Adjustment to Dollar Limitation                      43
          13.5    Limitation For Defined Benefit Plan and Defined
                  Contribution Plan                                    43
          13.6    Combining and Aggregating Plans                      45
          13.7    Definition of Compensation                           45
          13.8    Certain Contributions Treated as Annual Additions    45

 ARTICLE XIV      RESTRICTION ON BENEFITS PAYABLE TO CERTAIN
                  PARTICIPANTS                                         46

          14.1    Nondiscriminatory Benefit                            46
          14.2    Limits on Annual Payments                            46

 ARTICLE XV       SUSPENSION OF BENEFITS                               47

          15.1    Suspension Before Normal Retirement Date             47
          15.2    Status Determination                                 47

 ARTICLE XVI      CREDIT FOR YEARS OF BENEFIT SERVICE UPON REEMPLOYMENT
                  FOLLOWING RECEIPT OF AN OPTIONAL LUMP SUM            47

          16.1    Reemployment With Credit For Prior Years of
                  Benefit Service                                      47
          16.2    Reemployment Without Credit For Prior Years of
                  Benefit Service                                      48
          16.3    Reemployment With Partial Credit For Prior
                  Years of Benefit Service                             48

 ARTICLE XVII     TOP HEAVY PROVISIONS                                 48

          17.1    Top Heavy Requirements                               48
          17.2    Minimum Vesting Requirement                          48
          17.3    Minimum Benefit Requirement                          49
          17.4    Modified Limitation on Annual Additions              50
          17.5    Present Value Factors                                50

 ARTICLE XVIII    CONTRIBUTIONS                                        50

          18.1    Employer Contributions                               50
          18.2    Erroneous Employer Contributions                     50
          18.3    Application For Forfeitures                          50
          18.4    Trust                                                50

 ARTICLE XIX      RETIREMENT COMMITTEE                                 51

          19.1    Appointment of Retirement Committee                  51
          19.2    Appointment, Resignation and Removal                 51

          19.3    Duties                                               51
          19.4    Notice to Trustee                                    52
          19.5    Fiduciary Duties                                     52
          19.6    Reporting and Disclosure                             52
          19.7    Delegation of Ministerial Duties                     53
          19.8    Compensation and Reimbursement of Expenses           53
          19.9    Uniformity of Rules and Regulations                  53
          19.10   Reliance on Reports                                  53
          19.11   Multiple Signatures                                  53
          19.12   Payment of Plan Expenses                             53

 ARTICLE XX       FINANCE COMMITTEE                                    54

          20.1    Duties                                               54
          20.2    Fiduciary Duties                                     54
          20.3    Compensation and Reimbursement of Expenses           55
          20.4    Reliance on Reports                                  55
          20.5    Multiple Signatures                                  55

 ARTICLE XXI      CLAIMS PROCEDURE                                     55

          21.1    Filing a Claim For Benefits                          55
          21.2    Denial of Claim                                      55
          21.3    Appeal of Denied Claim                               56
          21.4    Decision on Appeal                                   56

 ARTICLE XXII     AMENDMENT AND TERMINATION                            56

          22.1    Amendment                                            56
          22.2    Termination                                          57
          22.3    Benefit Service and Average Annual Compensation
                  Following Plan Termination                           58

 ARTICLE XXIII    Retiree Medical Benefits                             59

          23.1    401(h) Account                                       59
          23.2    Retiree Medical Benefits                             59
          23.3    Contributions                                        59
          23.4    Forfeitures                                          60
          23.5    Investments                                          60
          23.6    Reversion to Employer                                60
          23.7    Key Employees                                        60

 ARTICLE XXIV     Nonalienability of Benefits; Qualified Domestic
                  Relations Orders                                     60

          24.1    Nonalienability of Benefits                          60
          24.2    Qualified Domestic Relations Orders                  61
          24.3    Notice                                               61
          24.4    Representative                                       61
          24.5    Separate Account                                     61
          24.6    Determination by Retirement Committee                61
          24.7    Definitions                                          62

 ARTICLE XXV      Direct Rollovers                                     63

          25.1    Eligibility                                          63
          25.2    Notice                                               64
          25.3    Election                                             65

 ARTICLE XXVI     Miscellaneous                                        66

          26.1    Merger or Consolidation of Plan                      66
          26.2    Distributions to Minors and Incompetent Persons      66
          26.3    Commencement of Distributions                        66
          26.4    Separate Plans                                       67
          26.5    Service in Various Fiduciary Capacities              67
          26.6    Exclusive Benefit                                    67
          26.7    Employment                                           67
          26.8    Predecessor Employer Plan                            67
          26.9    Governing Law                                        67
          26.10   Article and Section Headings and Table of Contents   67
          26.11   Actuarial Equivalency Assumptions                    67
          26.12   Prohibition on Reduction of Accrued Benefit          68
          26.13   Delegation of Authority by Subsidiaries              68
          26.14   Cost of Living Adjustment                            68
          26.15   Early Retirement Incentive Program                   68
          26.16   Directed Payments                                    69

                             HANNAFORD BROS. CO.
                         EMPLOYEES' RETIREMENT PLAN

      Hannaford Bros. Co. hereby amends and restates the Hannaford Bros. Co. Employees' Retirement Plan effective generally January 1, 1998. It is intended that the Plan, as amended and restated, meet all applicable requirements of the Internal Revenue Code of 1986 and the Employee Retirement Income Security Act of 1974 ("ERISA"), as the same may from time to time be amended. The Plan shall, therefore, be interpreted to comply with the applicable terms of the Code and ERISA and all applicable regulations and rulings issued thereunder.


                                  ARTICLE
                                DEFINITIONS

      The following terms, when used herein, shall have the meanings as hereinafter set forth, unless the context indicates otherwise:

      1.1 "Accrued Benefit" shall mean, as of any date of reference (and except as otherwise provided in Section 1.11), a Participant's monthly retirement benefit commencing on the first day of the month coinciding with or next following his or her Normal Retirement Date (or, if later, the date of reference) payable in the normal form and in an amount determined in accordance with the Normal Retirement Benefit formula set forth in Article
 IV. The Accrued Benefit of a Participant whose benefit under the Plan is expressed as a Cash Balance Account shall be determined as of any date of reference prior to his or her Normal Retirement Date by (i) projecting the future value of the Account balance to the Participant's Normal Retirement Date at the rate interest is credited under Section 4.1(c), and then (ii) converting the projected Account balance to a monthly retirement benefit payable in the form of a life annuity, based on the factors set forth in
 Section 12.3(b).

      1.2 "Actuarial Equivalence," "Actuarial Equivalent," or "Actuarially Equivalent" shall mean equality in value of the aggregate amounts expected to be received under different forms of payment, based on the assumptions set forth in Section 26.11.

      1.3 "Affiliated Employer" shall mean any Employer which has adopted the Plan in accordance with Section 1.19 and any other corporation or other business organization if any such Employer and such other corporation or business organization are members of a controlled group of corporations (as defined in Section 414(b) of the Code), trades or businesses (whether or not incorporated) which are under common control (as defined in Section 414(c) of the Code) or an affiliated service group (as defined in Section 414(m) of the Code).

      1.4 "Annual Benefit" shall mean a benefit which is payable annually in the form of a straight-life annuity, excluding any benefits attributable to contributions by Employees, rollover contributions and assets transferred from a qualified plan not maintained by the Employer. For purposes of applying the limitations of Article XIII, a benefit payable in any form other than a straight-life annuity shall, except as hereinafter provided, be adjusted to a straight-life annuity using the mortality table specified in Section 12.3(b)(ii) and an interest assumption of 5% or the rate specified in Section 26.11 for determining Actuarial Equivalence, whichever is greater; provided, however, effective for Limitation Years beginning in 1995, the interest rate specified in Section 12.3(b)(i) shall be substituted for 5% for purposes of adjusting any form of benefit subject to Section 417(e)(3) of the Code. No actuarial adjustment shall be made, however, for (i) the value of a qualified joint and survivor annuity (as defined in Section 10.5), (ii) the value of benefits that are not directly related to retirement benefits (such as qualified disability benefits, pre-retirement death benefits and post-retirement medical benefits) and (iii) the value of post-retirement cost of living increases, if any, made in accordance with Section 415(d) of the Code and Section 1.415-3(c)(2)(iii) of the Treasury Regulations.

      1.5 "Annuity Starting Date" shall mean the first day of the first month for which an amount is payable as an annuity or, in the case of an optional lump sum benefit, the first day on which such lump sum is payable.

      1.6 "Average Annual Compensation" shall mean a Participant's annual Compensation averaged over the sixty (60) consecutive calendar months of his or her employment for which such average is the highest during the one hundred and twenty (120) consecutive calendar month period immediately prior to the date as of which such Participant's Average Annual Compensation is to be determined. If a Participant has fewer than sixty
 (60) calendar months of employment during such period, such average shall be taken over all of his or her calendar months of employment. Any calendar month during such sixty (60) consecutive month averaging period (or during all calendar months of employment, if shorter) in which a Participant receives no Compensation shall be disregarded in determining his or her Average Annual Compensation.

      Effective July 1, 1992, the Average Annual Compensation of a disabled Participant who meets the applicable conditions set forth in Section 5.4 shall be determined based on the assumption that such Participant's rate of Compensation during the Plan Year immediately preceding commencement of his or her disability continued during the period of such disability.

      1.7 "Beneficiary" shall mean the person or persons designated by a Participant as provided in Section 9.3 to receive any death benefits payable under the Plan following the death of a Participant.

      1.8 "Board of Directors" shall mean the Board of Directors of Hannaford Bros. Co. or any corporation into which Hannaford Bros. Co. may be merged or consolidated.

      1.9  "Break in Service" shall have the meaning set forth in subsection
 (a), (b) or (c) below, whichever is applicable:

           (a) In the case of an hourly Employee other than a Driver Employee or any full-time Employee of Progressive Distributors, Inc. who is employed as a truck driver, the term "Break in Service" with regard to Plan Years commencing prior to January 1, 1980, shall have the meaning under the terms of the Plan as in effect on December 31, 1979, and with regard to Plan Years commencing on or after January 1, 1980, shall mean a Plan Year in which such an Employee is not credited with more than four hundred and thirty-five (435) Hours of Service on account of any one or more of the following:

                (i)    discharge from employment;

                (ii)   voluntary termination of employment;

                (iii) failure to return to the employ of an Affiliated Employer prior to the expiration of the period entitling such Employee to reemployment rights under the Federal Selective Service Act or any federal law promulgated to supersede such law after military service in the Armed Forces of the United States;

                (iv) failure to return to the employ of an Affiliated Employer upon the expiration of any period of absence due to sickness, accident or disability for which such an Employee is entitled to receive benefits under any welfare plan sponsored by an Affiliated Employer; or

                (v) failure to return to the employ of an Affiliated Employer when recalled following a temporary period of layoff for a period not to exceed twelve (12) months.

           (b) In the case of a Driver Employee or any full-time Employee of Progressive Distributors, Inc. who is employed as a truck driver, the term "Break in Service" with regard to Plan Years commencing prior to January 1, 1983, shall have the meaning applicable to other hourly Employees in accordance with subsection (a) of this Section and with regard to Plan Years commencing on or after January 1, 1983, shall have the meaning applicable to salaried and salaried nonexempt Employees in accordance with subsection (c) of this Section.

           (c) In the case of a salaried or salaried nonexempt Employee, the term "Break in Service" shall mean a Plan Year in which such an Employee is not credited with more than five hundred (500) Hours of Service on account of any one or more of the reasons set forth in paragraphs (i) through (v) of subsection (a) of this Section.

      1.10  "Code" shall mean the Internal Revenue Code of 1986, as amended.

      1.11 "Compensation" shall mean the basic compensation paid, before any reduction pursuant to a deferral election under a Code Section 401(k) plan or a benefit election under a Code Section 125 plan sponsored by an Employer, to a Participant by an Employer, including compensation for incentive hours and excluding reimbursements or other expense allowances, fringe benefits (cash and noncash), moving expenses, deferred compensation, welfare benefits, unguaranteed overtime pay, bonuses and other irregular payments.

      Notwithstanding the preceding sentence to the contrary, for benefits accruing in Plan Years beginning on or after January 1, 1989, the annual Compensation of any Participant in excess of Two Hundred Thousand Dollars ($200,000), or such higher amount as the Secretary of the Treasury may prescribe, shall not be taken into account under the Plan; and for benefits accruing in Plan Years beginning on or after January 1, 1994, the annual Compensation of any Participant in excess of One Hundred Fifty Thousand Dollars ($150,000), or such higher amount as the Secretary of the Treasury may prescribe, shall not be taken into account under the Plan. In the event Compensation is determined for a period which contains fewer than twelve
 (12) calendar months, the annual Compensation limit shall be an amount equal to the annual Compensation limit for the calendar year in which the period begins multiplied by a fraction, the numerator of which is the number of calendar months in the period and the denominator of which is twelve (12). For purposes of the annual Compensation limit, any Compensation paid to a Participant who is the spouse or a lineal descendant (who has not attained age nineteen (19) by the close of the Plan Year) of a Participant who is a Five Percent Owner or one of the ten (10) highly compensated employees (within the meaning of Section 414(q) of the Code) paid the highest compensation (as defined in Section 13.7) for the Plan Year shall be treated as paid to or on behalf of such Five Percent Owner or highly compensated employee. If the annual Compensation limit is exceeded as a result of the application of the preceding sentence, then (except for purposes of determining the portion of Compensation not in excess of Covered Compensation) the limitation shall be prorated among the affected Participants' Compensation, as determined prior to the application of the annual Compensation limit.

      The rules of this paragraph are effective January 1, 1994. If the Secretary of the Treasury increases the annual Compensation limit for a calendar year, the increased limit shall apply to any period beginning in such calendar year over which Compensation is determined ("determination period"). If Compensation for a prior determination period is taken into account for a determination period beginning on or after January 1, 1994, such Compensation shall be subject to the annual Compensation limit (determined under this Section) in effect for such prior determination period. For purposes of this paragraph, the annual Compensation limit is $150,000 for determination periods beginning before January 1, 1994.

      Effective January 1, 1994, the Accrued Benefit of a Section 401(a)(17) Participant shall be equal to the greater of:

           (a) the Participant's Accrued Benefit as of the date such benefit is determined; or

           (b)  the sum of:

                (i) the Participant's Accrued Benefit based on his or her Average Annual Compensation, Covered Compensation and Years of Benefit Service as of December 31, 1993, determined under the terms of the Plan in effect on that date; and

                (ii) the Participant's Accrued Benefit (disregarding Years of Benefit Service prior to January 1, 1994) as of the date such benefit is determined.

 "Section 401(a)(17) Participant" means a Participant whose Accrued Benefit determined on or after January 1, 1994, is based on annual Compensation for a period beginning before that date in excess of One Hundred Fifty Thousand Dollars ($150,000). In the event the Plan is amended after January 1, 1994, to add an optional form of benefit (within the meaning of Treasury Regulation Section 1.401(a)(4)-4(e)), such benefit, if subsidized, shall not be available to a Section 401(a)(17) Participant.

      1.12 "Covered Compensation" shall mean, with respect to any Participant for a Plan Year, the average (without indexing) of the Taxable Wage Bases in effect for each calendar year during the thirty-five (35) year period ending with the last day of the calendar year in which the Participant attains (or will attain) Social Security Retirement Age.

      In determining a Participant's Covered Compensation for a Plan Year, the Taxable Wage Base in effect for all calendar years beginning after the first day of the Plan Year is assumed to be the same as the Taxable Wage Base in effect as of the beginning of the Plan Year.

      A Participant's Covered Compensation for a Plan Year after the thirty-five (35) year period described above is the Participant's Covered Compensation for the Plan Year during which such period ends. A

 Participant's Covered Compensation for a Plan Year before the thirty-five
 (35) year period described above is the Taxable Wage Base in effect as of the beginning of the Plan Year.

      1.13 "Determination Date" shall mean, with respect to any Plan Year, the last day of the preceding Plan Year or, in the case of the first Plan Year, the last day of such Plan Year.

      1.14 "Driver Employee" shall mean an Employee who is employed as a truck driver by Hannaford Bros. Co. or any subsidiary thereof.

      1.15 "Driver Participant" shall mean a Participant who, as of the date of his or her retirement or separation from service, is a Driver Employee.

      1.16 "Effective Date" of this Amendment and Restatement shall mean January 1, 1998, except as otherwise specifically provided.

      1.17  "Eligibility Computation Period" shall mean the initial twelve
 (12) consecutive month period beginning with the date on which an Employee first performs an Hour of Service and thereafter each Plan Year commencing with the Plan Year which includes the first anniversary of the Employee's Employment Commencement Date.

      In the case of an hourly Employee other than a Driver Employee or any full-time Employee of Progressive Distributors, Inc. who is employed as a truck driver, if such an Employee is credited with the number of Hours of Service determined in accordance with (a) or (b) below, whichever is applicable, in his or her initial Eligibility Computation Period and in the Plan Year which includes the first anniversary of his or her Employment Commencement Date, he or she shall be credited with two (2) Years of Participation Service:

           (a) with regard to initial Eligibility Computation Periods and Plan Years commencing on or after January 1, 1980, eight hundred and seventy (870) Hours of Service; and

           (b) with regard to initial Eligibility Computation Periods and Plan Years commencing before January 1, 1980, one thousand (1,000) Hours of Service.

      In the case of a Driver Employee or any full-time Employee of Progressive Distributors, Inc. who is employed as a truck driver, if such an Employee is credited with the number of Hours of Service determined in accordance with (a), (b), or (c) below, whichever is applicable, in his or her initial Eligibility Computation Period and in the Plan Year which includes the first anniversary of his or her Employment Commencement Date, he or she shall be credited with two (2) Years of Participation Service:

           (a) with regard to initial Eligibility Computation Periods and Plan Years commencing on or after January 1, 1983, one thousand (1,000) Hours of Service;

           (b) with regard to initial Eligibility Computation Periods and Plan Years commencing on or after January 1, 1980, but prior to January 1, 1983, eight hundred and seventy (870) Hours of Service; and

           (c) with regard to initial Eligibility Computation Periods and Plan Years commencing before January 1, 1980, one thousand (1,000) Hours of Service.

      In the case of a salaried or salaried nonexempt Employee, if such an Employee is credited with one thousand (1,000) Hours of Service in both his or her initial Eligibility Computation Period and the Plan Year which includes the first anniversary of his or her Employment Commencement Date, he or she shall be credited with two (2) Years of Participation Service.

      In measuring completion of a Year of Participation Service upon an Employee's return after a Break in Service, the term "Eligibility Computation Period" shall mean the twelve (12) consecutive month period beginning on the Employee's Reemployment Commencement Date and, where necessary, Plan Years beginning with the Plan Year which includes the first anniversary of the Employee's Reemployment Commencement Date.

      1.18 "Employee" shall mean any individual employed by an Employer, excluding Leased Employees and, prior to January 1, 1998, any individual employed in a state south of New York.

      1.19 "Employer" shall mean Hannaford Bros. Co. or any other corporation which has adopted the Plan with the consent of the Board of Directors, and "Employers" shall mean Hannaford Bros. Co. and each such other corporation. If an Employer is a member of a group of employers which constitutes a controlled group of corporations (as defined in Section 414(b) of the Code), trades or businesses (whether or not incorporated) under common control (as defined in Section 414(c) of the Code) or an affiliated service group (as defined in Section 414(m) of the Code), all such employers shall be considered a single employer to the extent required by Sections 414(b), 414(c), 414(m) and 414(o) of the Code. For purposes of applying the limitations of Article XIII, Section 414(b) and 414(c) of the Code shall be applied with the modification provided by Section 415(h).

      1.20 "Employment Commencement Date" shall mean the first day for which an Employee is entitled to be credited with an Hour of Service.

      1.21 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

      1.22 "Finance Committee" shall mean the Finance Committee of the Board of Directors.

      1.23  "Five Percent Owner" shall mean:

            (a) if the Employer is a corporation, any person who owns (or is considered as owning within the meaning of Section 318 of the Code) more than five percent (5%) of the outstanding stock of the corporation or stock possessing more than five percent (5%) of the total combined voting power of all stock of the corporation; or

            (b) if the Employer is not a corporation, any person who owns more than five percent (5%) of the capital or profits interest in the Employer.

      1.24 "Highest Average Compensation" shall mean the average of a Participant's compensation (as defined in Section 13.7) for the period of three (3) consecutive calendar years (or, the actual number of the Participant's consecutive years of employment if the Participant has been employed for less than three (3) consecutive calendar years) during which the Participant was both an active Participant in the Plan and had the greatest aggregate compensation (as defined in Section 13.7) from the Employer.

      1.25  "Hour of Service" shall have the meaning set forth in subsection
 (a),(b), or (c) below, whichever is applicable:

           (a) In the case of an hourly Employee other than a Driver Employee or any full-time Employee of Progressive Distributors, Inc. who is employed as a truck driver, the term "Hour of Service":

                     (i) with regard to Plan Years commencing prior to January 1, 1980, shall mean an Hour of Service under the terms of the Plan as in effect on December 31, 1979;

                     (ii) with regard to Plan Years commencing on or after January 1, 1981, shall mean, for purposes of computing Years of Participation Service, Years of Vesting Service and Suspension Service (aa) each hour for which such an Employee is paid, or entitled to payment, by an Affiliated Employer for the performance of duties during the applicable computation period and (bb) each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by an Affiliated Employer, provided the same Hours of Service shall not be credited both under this clause (bb) and the preceding clause (aa); and shall mean, for purposes of computing Years of Benefit Service, (aa) each hour for which such an Employee is paid, or entitled to payment, by an Employer for the performance of duties during the applicable computation period and (bb) each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by an Employer, provided the same Hours of Service shall not be credited both under this clause (bb) and the immediately preceding clause (aa).

                     (iii) with regard to the Plan Year commencing January 1, 1980, shall have the meaning set forth in (i) or (ii) above, whichever results in such an Employee being credited with the greater number of Hours of Service during such Plan Year;

                      (iv) with regard to any Plan Year in which such an Employee sustains one or more injuries as a result of which he or she is incapacitated for work and entitled to compensation under applicable workers compensation laws, such Employee shall, except for computing Years of Benefit Service, be credited with four hundred and thirty-six (436) additional Hours of Service if such Plan Year commenced on or after January 1, 1980, or five hundred and one (501) additional Hours of Service if such Plan Year commenced before January 1, 1980, unless such Employee is otherwise credited with at least eight hundred and seventy (870) Hours of Service in such Plan Year if such Plan Year commenced on or after January 1, 1980, or at least one thousand (1,000) Hours of Service in such Plan Year if such Plan Year commenced before January 1, 1980. If an Employee is not credited with additional Hours of Service in the Plan Year in which he or she sustains one or more such injuries by reason of the number of Hours of Service otherwise credited to him or her during such year and if such Employee's incapacity to work continues into the next succeeding Plan Year, he or she shall, with respect to such succeeding Plan Year, be credited, except for computing Years of Benefit Service, with four hundred and thirty-six (436) additional Hours of Service if such Plan Year commenced on or after January 1, 1980, or five hundred and one (501) additional Hours of Service if such Plan Year commenced before January 1, 1980; provided, in no event shall more than four hundred and thirty-six (436) additional Hours of Service be credited pursuant to this paragraph in any Plan Year commencing on or after January 1, 1980, or five hundred and one (501) additional Hours of Service in any Plan Year commencing before January 1, 1980; or

                (b) In the case of a Driver Employee or any full-time Employee of Progressive Distributors, Inc. who is employed as a truck driver, the term "Hour of Service":

                     (i) with regard to the Plan Years commencing prior to January 1, 1983, shall have the meaning applicable to other hourly Employees in accordance with (i), (ii) and (iii) of subsection (a) of this Section;

                     (ii) with regard to Plan Years commencing on or after January 1, 1983, shall have the meaning applicable to salaried and salaried nonexempt Employees in accordance with
               (i), (ii), and (iii) of subsection (c) of this Section;

                     (iii) with regard to any Plan Year in which a Driver Employee sustains one or more injuries as a result of which he or she is incapacitated for work and entitled to compensation under applicable workers compensation laws, such Driver Employee, shall, except for computing Years of Benefit Service, be credited with five hundred and one (501) additional Hours of Service if such Plan Year commenced before January 1, 1980, or on or after January 1, 1983, or four hundred and thirty-six (436) Hours of Service if such Plan Year commenced on or after January 1, 1980, but before January 1, 1983, unless such Employee is otherwise credited with at least one thousand (1,000) Hours of Service in such Plan Year if such Plan Year commenced before January 1, 1980, or on or after January 1, 1983, or eight hundred and seventy (870) Hours of Service in such Plan Year if such Plan Year commenced on or after January 1, 1980, but before January 1, 1983. If a Driver Employee is not credited with additional Hours of Service in the Plan Year in which he or she sustains one or more injuries by reason of the number of Hours of Service otherwise credited to him or her during such year and if such Driver Employee's incapacity to work continues into the next succeeding Plan Year, he or she shall, with respect to such succeeding Plan Year, be credited, except for computing Years of Benefit Service, with five hundred and one (501) Hours of Service if such Plan Year commenced before January 1, 1980, or on or after January 1, 1983, or four hundred and thirty (436) Hours of Service if such Plan Year commenced on or after January 1, 1980, but before January 1, 1983; provided, in no event shall more than five hundred and one (501) additional Hours of Service be credited pursuant to this paragraph in any Plan Year commencing before January 1, 1980, or on or after

                January 1, 1983, or four hundred and thirty-six (436) additional Hours of Service in any Plan Year commencing on or after January 1, 1980, but before January 1, 1983; or

                (c) In the case of a salaried or salaried nonexempt Employee, the term "Hour of Service":

                     (i) for purposes of computing Years of Participation Service, Years of Vesting Service and Suspension Service shall mean each hour for which such an Employee is paid, or entitled to payment, by an Affiliated Employer for the performance of duties during the applicable computation period and, for purposes of computing Years of Benefit Service, shall mean each hour for which such an Employee is paid or entitled to payment by an Employer for the performance of duties during the applicable computation period;

                     (ii) for purposes of computing Years of Participation Service, Years of Vesting Service and Suspension Service shall mean each hour for which such an Employee is paid, or entitled to payment, directly or indirectly, by an Affiliated Employer on account of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty or leave of absence, and for purposes of computing Years of Benefit Service, shall mean each hour for which such an Employee is paid, or entitled to payment, by an Employer on account of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty or leave of absence. Notwithstanding anything contained in this subsection (c) to the contrary
                (1) no more than five hundred and one (501) Hours of Service shall be credited under this subsection (c) to such an Employee on account of any single continuous period during which such an Employee performs no duties (whether or not such period occurs in a single computation period), (2) no Hours of Service shall be credited if payment is made or due under a plan maintained solely for the purpose of complying with unemployment compensation or disability insurance laws, and (3) no Hours of Service shall be credited if payment is made solely to reimburse such an Employee for medical or medically related expenses incurred by such an Employee;

                     (iii) for purposes of computing Years of Participation Service, Years of Vesting Service and Suspension Service shall mean each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by an Affiliated Employer, and for purposes of computing Years of Benefit Service, shall mean each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by an Employer;

                     (iv) with regard to any period during which an Employee sustains one or more injuries as a result of which he or she is incapacitated for work and entitled to compensation under applicable workers' compensation laws, such Employee shall, except for computing Years of Benefit Service, be credited with five hundred and one (501) additional Hours of Service unless such Employee is otherwise credited with at least one thousand (1,000) Hours of Service in such Plan Year. If such an Employee is not credited with additional Hours of Service in the Plan Year in which he or she sustains one or more injuries by reason of the number of Hours of Service otherwise credited to him or her during such year and such Employee's incapacity to work continues into the next succeeding Plan Year, he or she shall, with respect to such succeeding Plan Year, be credited, except for computing Years of Benefit Service, with five hundred and one (501) additional Hours of Service; provided, in no event shall more than five hundred and one
                (501) additional Hours of Service be credited pursuant to this paragraph in any Plan Year.

      In determining the number of Hours of Service to be credited to any Employee, the provisions of 29 CFR Sections 2530.200b-2(b) and 2(c) are incorporated herein by reference.

      Each Employee who is absent from work for any period (i) by reason of the pregnancy of the Employee, (ii) by reason of the birth of a child of the Employee, (iii) by reason of the placement of a child with the Employee in connection with the adoption of the child by the Employee or (iv) for purposes of caring for such child for a period beginning immediately following such birth or placement shall, solely for purposes of determining whether such Employee has incurred a Break in Service, be credited with the Hours of Service which would normally have been credited to such Employee but for such absence or, if such Hours of Service cannot be determined, eight (8) Hours of Service for each day of such absence; provided the total number of Hours of Service credited in accordance with this paragraph on account of such absence shall not exceed five hundred and one (501). The Hours of Service described in this paragraph shall be credited in the computation period in which the absence begins, if the Employee would be prevented from incurring a Break in Service in such year solely because the Employee is credited with such Hours of Service or, in all other cases, in the immediately following computation period. The same hours shall not be credited under both subsection (a), (b) or (c) and this paragraph.

      In the case of any salaried or salaried nonexempt Employee or, with respect to service after December 31, 1982, any Driver Employee or any full-time Employee of Progressive Distributors, Inc. who is employed as a truck driver, such an Employee shall be credited with forty-five (45) Hours of Service for each week for which such Employee is required to be credited with at least one (1) Hour of Service in accordance with paragraphs (i),
 (ii), or (iii) of subsection (c) of this Section or in accordance with paragraph (ii) of subsection (b) of this Section.

      A disabled Employee who meets the applicable conditions set forth in
 Section 5.4 shall be credited with the number of Hours of Service for which he or she regularly would have been scheduled to work, based upon his or her work schedule immediately prior to becoming disabled, during the period he or she is so disabled; provided such disability continues until his or her Normal Retirement Date, or the date the disabled Employee is reemployed by an Affiliated Employer immediately following such disability. If a disabled Employee is not reemployed by an Affiliated Employer immediately following such disability, and such disability did not continue until his or her Normal Retirement Date, then no Hours of Service shall be credited pursuant to this paragraph.

      1.26 "Individual Medical Account" shall mean an "individual medical benefit account" as defined in Section 415(l) of the Code.

      1.27 "Investment Manager" shall mean any fiduciary (other than the Trustee or a named fiduciary as defined in Section 402(a)(2) of ERISA):

           (a) who is appointed by the Finance Committee to manage, acquire, or dispose of all or any portion of the Trust Fund;

           (b) who (i) is registered as an investment adviser under the Investment Advisers Act of 1940; (ii) is a bank, as defined in said Act; or (iii) is an insurance company qualified to manage, acquire, or dispose of all or any portion of the Trust Fund under the laws of more than one State; and

           (c) who has acknowledged, in writing, that he or she is a fiduciary with respect to the Plan.

      1.28 "Key Employee" shall mean any Employee or former Employee (and the Beneficiary of such Employee) who at any time during the Plan Year or the four (4) preceding Plan Years is:

           (a) an officer of an Employer having annual compensation (within the meaning of Section 13.7) greater than fifty percent (50%) of the amount in effect under Section 415(b)(1)(A) of the Code for any such Plan Year, but in no event shall more than fifty (50) Employees (or, if less, the greater of three (3) or ten percent (10%) of all Employees) be treated as Key Employees by reason of being officers;

           (b) a person owning (or considered as owning within the meaning of Section 318 of the Code) more than a one-half percent (0.5%) interest, as well as one of the ten (10) largest interests in the Employer and having annual compensation (within the meaning of Section 13.7) from an Employer of more than the limitation in effect under
      Section 415(c)(1)(A) of the Code for any such Plan Year;

           (c)  a Five Percent Owner;

           (d) a person who has annual compensation (as defined in Section 13.7) from an Employer of more than One Hundred and Fifty Thousand Dollars ($150,000) and who would be described in (c) above if one percent (1%) was substituted for five percent (5%).

      The determination of who is a Key Employee shall be made in accordance with Section 416(i)(1) of the Code and the regulations thereunder, the provisions of which are incorporated herein by reference.

      1.29 "Leased Employee" shall mean any person who is not an Employee and who provides services to the Employer if:

           (a) such services are provided pursuant to an agreement between the Employer and any leasing organization;

           (b) such person has performed such services for the Employer (or for the Employer and any related person within the meaning of Section 144(a)(3) of the Code) on a substantially full-time basis for a period of at least one (1) year; and

           (c) such services are of a type historically performed, in the business field of the Employer, by employees.

      1.30 "Limitation Year" shall mean the calendar year or any other twelve (12) consecutive month period designated by the Board of Directors pursuant to a written resolution. In the event the Limitation Year is changed, the new limitation year shall begin within the Limitation Year in which such change is effective.

      1.31  "Non-Key Employee" shall mean any Employee who is not a Key
 Employee.

      1.32 "Participant" shall mean an Employee who participates in the Plan.

      1.33 "Permissive Aggregation Group" shall mean each qualified retirement plan of an Employer which is included in a Required Aggregation Group and any other qualified retirement plan or plans of the Employer which, when considered as a group with the Required Aggregation Group, continues to satisfy the requirements of Sections 401(a)(4) and 410 of the Code.

      1.34  "Plan" shall mean the Hannaford Bros. Co. Employees' Retirement
 Plan.

      1.35 "Plan Year" shall mean the twelve (12) consecutive month period ending December 31.

      1.36 "Projected Annual Benefit" shall mean the Annual Benefit to which a Participant would be entitled under the Plan assuming:

            (a) the Participant continues employment with an Employer until the Normal Retirement Date; and

            (b) the Participant's Compensation for the current Limitation Year and all other relevant factors used to determine benefits under the Plan remain constant for all future Limitation Years.

      1.37 "Reemployment Commencement Date" shall mean the first day for which an Employee is entitled to be credited with an Hour of Service after the first Eligibility Computation Period in which the Employee incurs a Break in Service following an Eligibility Computation Period in which the Employee is credited with more than the number of Hours of Service determined in accordance with subsection (a), (b), or (c) below, whichever is applicable:

            (a) In the case of an hourly Employee other than a Driver Employee or any full-time Employee of Progressive Distributors, Inc. who is employed as a truck driver:

                 (i) with regard to Eligibility Computation Periods commencing on or after January 1, 1980, four hundred and thirty-five (435) Hours of Service; and

                 (ii) with regard to Eligibility Computation Periods commencing before January 1, 1980, five hundred (500) Hours of Service.

            (b) In the case of a Driver Employee or any full-time Employee of Progressive Distributors, Inc. who is employed as a truck driver:

                 (i) with regard to Eligibility Computation Periods commencing on or after January 1, 1983, five hundred (500) Hours of Service;

                 (ii) with regard to Eligibility Computation Periods commencing on or after January 1, 1980, but before January 1, 1983, four hundred and thirty-five (435) Hours of Service; and

                 (iii) with regard to Eligibility Computation Periods commencing before January 1, 1980, five hundred (500) Hours of Service.

            (c) In the case of a salaried or salaried nonexempt Employee, five hundred (500) Hours of Service.

      In the case of an Employee who is credited with no Hours of Service in an Eligibility Computation Period beginning after the Employee's
 Reemployment Commencement Date, the Employee shall be treated as having a new Reemployment Commencement Date as of the first day for which the Employee is entitled to be credited with an Hour of Service after such Eligibility Computation Period.

      1.38 "Required Aggregation Group" shall mean each qualified retirement plan (whether or not terminated) of an Employer in which a Key Employee is a participant and each other qualified retirement plan of the Employer which enables any plan of the Employer in which a Key Employee is a participant to meet the requirements of Sections 401(a)(4) or 410 of the Code.

      1.39 "Retirement Committee" shall mean the committee appointed by the Board of Directors in accordance with Section 19.1.

      1.40  "Social Security Retirement Age" shall mean --

            (a) with respect to a Participant born prior to 1938, age sixty-five (65);

            (b) with respect to a Participant born after 1937 and prior to 1955, age sixty-six (66); and

            (c) with respect to a Participant born after 1954, age sixty-seven (67).

      1.41 "Suspension Service" shall mean employment of a Participant by an Employer as set forth in subsection (a) or (b) below, whichever is applicable:

            (a) with respect to employment prior to January 1, 1988, the meaning given such term under the Plan as amended and restated, effective January 1, 1985; and

            (b)  with respect to employment on or after January 1, 1988 --

                 (i) in the case of an hourly Participant other than a
            Driver Participant or any Participant employed as a truck driver by Progressive Distributors, Inc., during each calendar month in which such Participant, during the four (4) or five (5) week payroll period ending in such month is credited, in the aggregate, with seventy-two (72) or more Hours of Service as defined in Section 1.25;

                 (ii) in the case of a Driver Participant or any Participant employed as a truck driver by Progressive
            Distributors, Inc., during each calendar month in which such Participant receives payment for Hours of Service (as defined in Section 1.25(b)(ii)) performed on each of eight (8) or more days in such month; and

                 (iii) in the case of a salaried or salaried nonexempt Participant, during each calendar month in which such Participant receives payment for Hours of Service (as defined in Section 1.25(c)) performed on each of eight (8) or more days in such month.

      1.42 "Taxable Wage Base" shall mean the contribution and benefit base in effect under Section 230 of the Social Security Act (42 U.S.C. Section
 430) at the beginning of the Plan Year.

      1.43 "Terminated Driver Participant" shall mean a Driver Participant who ceases to be employed by an Affiliated Employer and is no longer employed by any Affiliated Employer prior to his or her Normal Retirement Date for any reason other than early retirement in accordance with Section
 6.01 or death.

      1.44 "Termination of Employment Date" shall mean the day on which an Employee ceases to be employed by an Affiliated Employer and is no longer employed by any Affiliated Employer for any reason other than retirement or death.

      1.45 "Terminated Participant" shall mean a Participant who ceases to be employed by an Affiliated Employer and is no longer employed by any Affiliated Employer prior to his or her Normal Retirement Date for any reason other than early retirement in accordance with Section 6.1 or death.

      1.46 "Terminated Warehouse Participant" shall mean a Warehouse Participant who ceases to be employed by an Affiliated Employer and is no longer employed by any Affiliated Employer prior to his or her Normal Retirement Date for any reason other than early retirement in accordance with Section 6.1 or death.

      1.47 "Top Heavy" shall mean, with respect to any Plan Year beginning after December 31, 1983, that, as of the Determination Date:

            (a) the Top Heavy Ratio for the Plan exceeds sixty percent (60%), if the Plan is not included in a Required Aggregation Group; or

            (b) the Top Heavy Ratio for the Required Aggregation Group which includes the Plan exceeds sixty percent (60%), if the Plan is included in a Required Aggregation Group, but is not included in a Permissive Aggregation Group.

      1.48  "Top Heavy Ratio" shall mean:

            (a) if the Plan is not included in a Required Aggregation Group, a fraction, the numerator of which is the sum of the present values of Accrued Benefits of Key Employees under the Plan and the denominator of which is the sum of the present values of Accrued Benefits of all Participants under the Plan; or

           (b) if the Plan is included in a Required Aggregation Group or a Permissive Aggregation Group, a fraction, the numerator of which is the sum of the account balances of Key Employees under all defined contribution plans included in such group and the present values of the accrued benefits of Key Employees under all defined benefit plans included in such group and the denominator of which is the sum of the account balances of all Participants under all defined contribution plans included in such group and the present values of the accrued benefits of all Participants under all defined benefit plans included in such group.

      The present value of accrued benefits under the Plan and under each other plan with which it is aggregated shall be determined, in accordance with the provisions of Section 416(g) of the Code and the regulations thereunder which are incorporated herein by reference, as of the plan's most recent valuation date that falls within or ends with the twelve (12) month period ending on the plan's Determination Date. When aggregating plans (i) the present value of accrued benefits shall be determined separately for each plan as of each plan's most recent valuation date that falls within or ends with said period and (ii) the present value of accrued benefits shall be calculated with reference to the Determination Dates that fall within the same calendar year. The valuation date for the Plan is January 1 which is the same date used for computing its costs for minimum funding purposes.

      In determining the Top Heavy Ratio for any Plan Year, if an individual is a Non-Key Employee with respect to the Plan or with respect to any other plan which is included in the same Required Aggregation Group or Permissive Aggregation Group as the Plan, but was a Key Employee with respect to the Plan or such other plan for any prior plan year, any account balance or accrued benefit for such individual shall not be taken into account.

      In addition, effective for Plan Years beginning after December 31, 1984, any account balance or accrued benefit of any individual who has not performed services for the Employer at any time during the five (5) year period ending on the Determination Date shall not be taken into account; provided, however, if such individual subsequently performs services for the Employer, his or her account balance or accrued benefit shall be taken into account, as required by Treasury regulations, in a subsequent Plan Year.

       1.49 "Trust" shall mean the Hannaford Bros. Co. Employees' Retirement Trust, maintained in accordance with the Plan.

      1.50 "Trustee" shall mean the bank, trust company or individuals appointed by the Finance Committee to serve as the trustee of the Trust.

      1.51 "Trust Fund" shall mean the property held in trust for the benefit of Participants and their Beneficiaries.

      1.52 "Warehouse Employee" shall mean an Employee who is employed by Hannaford Bros. Co. or any subsidiary thereof at its Distribution Center in Scarborough, Maine, and whose employment is governed by a collective bargaining agreement.

      1.53 "Warehouse Participant" shall mean a Participant who, as of the date of his or her retirement or separation from service, is a Warehouse Employee.

      1.54 "Welfare Benefit Fund" shall mean a "welfare benefit fund" as defined in Section 419(e) of the Code.

      1.55 "Year of Benefit Service" shall, except as hereinafter provided, have the meaning set forth in subsection (a), (b) or (c) below, whichever is applicable:

            (a) In the case of an hourly Employee other than a Driver Employee or any full-time Employee of Progressive Distributors, Inc. who is employed as a truck driver, the term "Year of Benefit Service" with regard to Plan Years commencing prior to January 1, 1980, shall mean a "Year of Benefit Service" under the terms of the Plan as in effect on December 31, 1979, and with regard to Plan Years commencing on or after January 1, 1980, shall mean a Plan Year in which such an Employee is credited with eight hundred and seventy (870) or more Hours of Service, excluding:

                 (i) in the case of such an Employee who does not have any nonforfeitable right to an Accrued Benefit, his or her Years of Benefit Service before any Break in Service if the Employee's Years of Vesting Service are excluded under Section 1.57(d); or

                 (ii) in the case of such an Employee who receives an optional lump sum benefit in accordance with Section 11.1 or 11.2, all or such lesser portion of his or her Years of Benefit Service in accordance with the provisions of Article XVI.

            (b) In the case of a Driver Employee or any full-time Employee of Progressive Distributors, Inc. who is employed as a truck driver, the term "Year of Benefit Service" shall:

                 (i) with respect to Plan Years commencing prior to January 1, 1983, have the meaning applicable to other hourly Employees in accordance with subsection (a) of this Section; and

                 (ii) with respect to Plan Years commencing on or after January 1, 1983, have the meaning applicable to salaried and salaried nonexempt Employees in accordance with subsection (c) of this Section; or

           (c) In the case of a salaried or salaried nonexempt Employee, the term "Year of Benefit Service" shall mean a Plan Year in which such an Employee is credited with one thousand (1,000) or more Hours of Service, excluding:

                (i) in the case of such an Employee who does not have any nonforfeitable right to an Accrued Benefit, his or her Years of Benefit Service before any Break in Service if the Employee's
       Years of Vesting Service are excluded under Section 1.57(d); or

                (ii) in the case of such an Employee who receives an optional lump sum benefit in accordance with Section 11.1 or
          11.2 all or such lesser portion of his or her Years of Benefit Service in accordance with the provisions of Article XVI.

      In the case of an Employee whose employment by Hannaford Bros. Co. terminated by reason of the sale of the Milbridge store, the term "Year of Benefit Service" shall mean for the 1991 Plan Year that such Employee is credited with four hundred (400) or more Hours of Service, if an hourly Employee, or four hundred sixty (460) or more Hours of Service, if a salaried or salaried nonexempt Employee. In the case of an Employee whose employment with Wellby Super Drug Stores, Inc. terminated by reason of the sale of assets to Rite Aid Corporation, the term "Year of Benefit Service" shall mean for the 1992 Plan Year that such Employee is credited with three hundred sixty-eight (368) or more Hours of Service, if an hourly Employee, or four hundred twenty-three (423) or more Hours of Service, if a salaried or salaried nonexempt Employee.

      1.56 "Year of Participation Service" shall have the meaning set forth in subsection (a), (b), or (c) below, whichever is applicable:

            (a) In the case of an hourly Employee other than a Driver Employee or any full-time Employee of Progressive Distributors, Inc. who is employed as a truck driver, the term "Year of Participation Service" with regard to Eligibility Computation Periods commencing before January 1, 1980, shall mean a "Year of Participation Service" under the terms of the Plan as in effect on December 31, 1979, and with regard to Eligibility Computation Periods commencing on or after January 1, 1980, shall mean an Eligibility Computation Period in which such an Employee is credited with eight hundred and seventy (870) or more Hours of Service; or

            (b) In the case of a Driver Employee or any full-time Employee of Progressive Distributors, Inc. who is employed as a truck driver, the term "Year of Participation Service" shall:

                 (i) with respect Eligibility Computation Periods commencing prior to January 1, 1983, have the same meaning applicable to other hourly Employees in accordance with subsection (a) of this Section; and

                 (ii) with respect to Eligibility Computation Periods commencing on or after January 1, 1983, have the meaning applicable to salaried and salaried nonexempt Employees in accordance with subsection (c) of this Section; or

            (c) In the case of a salaried or salaried nonexempt Employee, the term "Year of Participation Service" shall mean an Eligibility Computation Period in which such an Employee is credited with one thousand (1,000) or more Hours of Service.

      1.57 "Year of Vesting Service" shall, except as hereinafter provided, have the meaning set forth in subsection (a), (b) or (c) below, whichever is applicable:

            (a) In the case of an hourly Employee other than a Driver Employee or any full-time Employee of Progressive Distributors, Inc. who is employed as a truck driver, the term "Year of Vesting Service" with regard to Plan Years commencing prior to January 1, 1980, shall mean a "Year of Vesting Service" under the terms of the Plan as in effect on December 31, 1979, and with regard to Plan Years commencing on or after January 1, 1980, shall mean a Plan Year in which such an Employee is credited with eight hundred and seventy (870) or more Hours of Service, excluding, in the case of such an Employee who does not have any nonforfeitable right to an Accrued Benefit, his or her Years of Vesting Service before any Break in Service, in accordance with subsection (d) of this Section;

            (b) In the case of a Driver Employee or any full-time Employee of Progressive Distributors, Inc. who is employed as a truck driver, the term "Year of Vesting Service" shall:

                 (i) with respect to Plan Years commencing prior to January 1, 1983, have the meaning applicable to other hourly Employees in accordance with subsection (a) of this Section; and

                 (ii) with respect to Plan Years commencing on or after January 1, 1983, have the meaning applicable to salaried and salaried nonexempt Employees in accordance with subsection (c) of this Section; or

           (c) In the case of a salaried or salaried nonexempt Employee, the term "Year of Vesting Service" shall mean a Plan Year in which such an Employee is credited with one thousand (1,000) or more Hours of Service, excluding, in the case of such an Employee who does not have any nonforfeitable right to an Accrued Benefit, his or her Years of Benefit Service before any Break in Service, in accordance with subsection (d) of this Section.

           (d) In the case of an Employee who does not have any nonforfeitable right to an Accrued Benefit, his or her Years of Vesting Service before a Break in Service shall be excluded if:

                (i) the number of his or her consecutive Breaks in Service as of the earlier of his or her Reemployment Commencement Date or December 31, 1984, equals or exceeds the aggregate number of his or her Years of Vesting Service before such break, or

                (ii) the number of his or her consecutive Breaks in Service as of his or her Reemployment Commencement Date equals or exceeds the greater of five (5) or the aggregate number of his or her Years of Vesting Service before such break.

      In the case of an Employee whose employment by Hannaford Bros. Co. terminated by reason of the sale of the Milbridge store, the term "Year of Vesting Service" shall mean for the 1991 Plan Year that such Employee is credited with four hundred (400) or more Hours of Service, if an hourly Employee, or four hundred sixty (460) or more Hours of Service, if a salaried or salaried nonexempt Employee. In the case of an Employee whose employment with Wellby Super Drug Stores, Inc. terminated by reason of the sale of assets to Rite Aid Corporation, the term "Year of Vesting Service" shall mean for the 1992 Plan Year that such Employee is credited with three hundred sixty-eight (368) or more Hours of Service, if an hourly Employee, or four hundred twenty-three (423) or more Hours of Service, if a salaried or salaried nonexempt Employee.


                                  ARTICLE II
                                 PARTICIPATION

      2.1 DATE OF PARTICIPATION. Each Employee who is a Participant on the Effective Date shall continue to participate in the Plan in accordance with its terms. Each Employee who commenced employment with an Employer on or before December 31, 1987, after attaining age sixty (60) and who satisfied the minimum service requirements set forth in Section 2.2 as of December 31, 1987, shall commence participation on January 1, 1988, provided he or she is credited with at least one (1) Hour of Service after December 31, 1987. Each other Employee who satisfied the minimum age and service requirements specified in Section 2.2 on or before June 30, 1993, shall commence participation in the Plan on the first day of the calendar month following the date on which such Employee first satisfies such requirements unless such Employee separates from service and does not return prior to such commencement date. Each other Employee who satisfies the minimum age and service requirements specified in Section 2.2 shall commence participation in the Plan on the earlier of the first day of the Plan Year or the first day of the seventh month of the Plan Year coinciding with or next following the date on which such Employee first satisfies such requirements unless such Employee separates from service and does not return prior to such commencement date.

      An Employee who separates from service after satisfying the requirements of Section 2.2, but before he or she commences participation in the Plan shall commence participation in the Plan immediately upon the later of his or her reemployment date, or his or her participation commencement date before separating from service, unless the number of his or her consecutive Breaks in Service after his or her Reemployment Commencement Date equals or exceeds five (5), in which event he or she shall be considered a new Employee.

      2.2 PARTICIPATION REQUIREMENTS. Effective January 1, 1988, each Employee who has attained age twenty-one (21) and who has completed one (1) Year of Participation Service shall be eligible to participate in the Plan.

      2.3 TRANSFERS AMONG AFFILIATED EMPLOYERS. In the event an employee of an Affiliated Employer that has not adopted the Plan is transferred to an Affiliated Employer that has adopted the Plan, he or she shall become a Participant and thereby commence to accrue benefits under the Plan effective as of the latest of the following dates:

           (a) the first day of the calendar month following the date on which he or she meets the requirements of Section 2.2, taking into account his or her prior service with Affiliated Employers; or

           (b) the date he or she is transferred to an Affiliated Employer that has adopted the Plan.

      A Participant who is transferred to an Affiliated Employer that has not adopted the Plan shall cease to accrue any further benefits under the Plan effective as of the date his or her employment is transferred; service with such Affiliated Employer shall, however, be taken into account in determining the Participant's Years of Vesting Service.

      2.4 REEMPLOYED FORMER PARTICIPANT. If a former Participant who has a nonforfeitable right to his or her Accrued Benefit returns to the employ of the Employer, such former Participant shall resume participation as of his or her Reemployment Commencement Date. A former Participant who does not have a nonforfeitable right to his or her Accrued Benefit shall resume participation as of his or her Reemployment Commencement Date unless the number of his or her consecutive Breaks in Service as of his or her Reemployment Commencement Date equals or exceeds five (5), in which event he or she shall be considered a new Employee.


                              ARTICLE III
                           RETIREMENT DATES

      3.1 NORMAL RETIREMENT DATE. Except as hereinafter provided, effective January 1, 1988, the Normal Retirement Date of each Participant shall be the later of the date he or she attains age 65 or the fifth anniversary of his or her Employment Commencement Date. The Normal Retirement Date of each Driver Participant hired before January 1, 1995, and each Warehouse Participant shall be the date he or she attains age 62.

      3.2 EARLY RETIREMENT DATE. Effective January 1, 1989, a Participant who has attained age fifty-five (55) and completed five (5) Years of Vesting Service may retire at any time prior to his or her Normal Retirement Date. The date of such Participant's actual early retirement shall be referred to as his or her "Early Retirement Date."

      3.3 DEFERRED RETIREMENT DATE. A Participant who does not retire on his or her Normal Retirement Date may retire at any time thereafter. The date on which he or she retires or is deemed to have retired shall be referred to as his or her "Deferred Retirement Date."


                                 ARTICLE IV
                              BENEFIT FORMULAS

      4.1 BENEFITS FOR PARTICIPANTS OTHER THAN CERTAIN WAREHOUSE AND DRIVER PARTICIPANTS. Effective January 1, 1998, the benefits payable to or in respect of Participants other than Warehouse Participants shall be determined as follows:

           (a) CASH BALANCE ACCOUNT. Solely for purposes of determining the amount of retirement or death benefits payable under the Plan, each Participant's benefit shall be expressed as an account ("Cash Balance Account" or "Account"). Each Cash Balance Account shall be adjusted in accordance with subsection (b) to reflect Contribution Credits and in accordance with subsection (c) to reflect Interest Credits. No separate account shall be established or maintained under this Plan, and no Participant shall have a claim to any specific Trust Fund assets.

            The opening Account balance of an Employee who is a Participant on December 31, 1997, shall equal the present value of the Participant's December 31, 1997, accrued benefit, determined as of such date, based on the interest rate and mortality table set forth in
      Section 12.3(b). A Participant's "December 31, 1997, accrued benefit" shall mean his or her Accrued Benefit as of September 30, 1997, modified by imputing Compensation and Hours of Service from October 1, 1997, through December 31, 1997, based on the Participant's actual Compensation and Hours of Service from October 1, 1996, through December 31, 1996.

           The opening Account balance of an Employee who is a Participant on January 1, 1998, shall, to the extent such balance is attributable to benefits accrued under the prior benefit formula, be increased in accordance with the following table:

            AGE             INCREASE               AGE            INCREASE

        65 and over             0%                  44                66%
             64                 6%                  43                60%
             63                12%                  42                54%
             62                18%                  41                48%
             61                24%                  40                42%
             60                30%                  39                36%
             59                36%                  38                30%
             58                42%                  37                24%
             57                48%                  36                18%
             56                54%                  35                12%
             55                60%                  34                 6%
             54                69%               33 and under          0%
           45-53               62%


      "Prior benefit formula" shall mean the benefit formula in effect on December 31, 1997, under Section 4.1 of the Plan.

           The opening Account balance of a former Participant who terminated employment prior to January 1, 1998, and who is reemployed by an Employer on or after such date shall be established as of December 31, 1997, based on the Participant's Accrued Benefit as of such date, taking into account the Break in Service rules under
      Section 1.57(d) and the repayment rules under Section 16.1.

           The Account balance of a former Participant who does not have a nonforfeitable right to his or her Accrued Benefit and who terminates employment after December 31, 1997, shall be restored with Interest Credits from his or her Termination of Employment Date, unless the number of his or her consecutive Breaks in Service as of his or her Reemployment Commencement Date equals or exceeds five (5).

           The opening Account balance of a Warehouse Participant who transfers employment, after January 1, 1998, to a position that is not governed by a collective bargaining agreement shall equal the present value of his or her Accrued Benefit as of the date of transfer, based on the interest rate and mortality table set forth in Section 12.3(b).

           (b) CONTRIBUTION CREDIT. At the end of each month, the Cash Balance Account of each Participant shall be credited with an amount ("Contribution Credit") equal to three percent (3%) of the Participant's Compensation for such month. The Cash Balance Account of an Employee whose service with an Employer is terminated on account of a nonwork-related disability for which he or she receives Social Security disability income benefits shall be credited with Contribution Credits, based upon his or her monthly rate of Compensation immediately preceding commencement of his or her disability, for the period during which such disability income benefits continue.

           (c) INTEREST CREDIT. Interest shall be credited monthly on the beginning Account balance of each Participant ("Interest Credit") at one-twelfth (1/12) of the following rate: the yield on one-year Treasury Constant Maturities as reported in the Federal Reserve Bulletin on the last business day of October of the preceding Plan Year plus one-half of one percent (0.50%).

           (d) NORMAL RETIREMENT BENEFIT. A Participant who retires or is deemed to retire on his or her Normal Retirement Date shall be entitled to receive a monthly retirement benefit ("Normal Retirement Benefit") equal to one-twelfth (1/12) of the amount determined by converting his or her Account balance as of the end of the month preceding the Annuity Starting Date to a life annuity, based on the factors set forth in Section 12.3(b).

           The Normal Retirement Benefit of a Participant who retires or is deemed to retire after December 31, 1997, shall not be less than the Participant's Accrued Benefit, payable in the normal form, determined in accordance with the terms of the Plan as in effect on such date.

           (e) EARLY RETIREMENT BENEFIT. A Participant who retires on an Early Retirement Date shall be entitled to receive a monthly retirement benefit ("Early Retirement Benefit") equal to his or her Accrued Benefit as of such date, reduced using the interest rate and mortality table set forth in Section 12.3(b), for commencement prior to Normal Retirement Date.

           The Early Retirement Benefit of a Participant who retires after December 31, 1997, shall not be less than the Participant's Accrued Benefit, payable in the normal form and reduced for early commencement of payment, determined in accordance with the terms of the Plan as in effect on such date.

            (f) DEFERRED RETIREMENT BENEFIT. A Participant who retires or is deemed to retire on a Deferred Retirement Date shall be entitled to receive a monthly retirement benefit ("Deferred Retirement Benefit") equal to his or her Accrued Benefit as of such date.

           The Deferred Retirement Benefit of a Participant who retires after December 31, 1997, shall not be less than the Participant's Accrued Benefit, payable in the normal form, determined in accordance with the term of the Plan as in effect on such date.

           (g) VESTED BENEFIT. A Terminated Participant who is credited with at least five (5) Years of Vesting Service on his or her Termination of Employment Date shall be entitled to receive a monthly retirement benefit ("Vested Benefit") equal to his or her Accrued Benefit as of such date, reduced using the interest rate and mortality table set forth in Section 12.3(b), for commencement prior to Normal Retirement Date.

           The Vested Benefit of a Participant who terminates employment after December 31, 1997, shall not be less than the Participant's Vested Benefit, payable in the normal form and reduced for early commencement of payment, determined in accordance with the terms of the Plan as in effect on such date.

      4.2 BENEFITS FOR CERTAIN WAREHOUSE PARTICIPANTS. The benefits payable to or in respect of Warehouse Participants who retire or separate from service before March 20, 1994, shall be determined in accordance with the terms of the Plan as in effect on the date of each such Participant's retirement or separation from service.

           (a) The benefits payable to or in respect of Warehouse Participants who retire or separate from service on or after February 17, 1996, shall be determined as follows:

                (i) Normal Retirement Benefit. A Warehouse Participant who retires or is deemed to retire on his or her Normal Retirement Date shall be entitled to receive a monthly retirement benefit ("Normal Retirement Benefit") equal to the amount determined by multiplying the number of such Warehouse Participant's Years of Benefit Service determined as of his or her Normal Retirement Date by Thirty Dollars ($30.00).

                (ii) Early Retirement Benefit. A Warehouse Participant who retires on an Early Retirement Date shall be entitled to receive a monthly retirement benefit ("Early Retirement Benefit") equal to the amount determined by multiplying the number of such Warehouse Participant's Years of Benefit Service determined as of his or her Early Retirement Date by Thirty Dollars ($30.00).

                The amount determined in accordance with this subsection
           (ii) shall be reduced by 0.5952 of 1% for each month by which the commencement of such Warehouse Participant's Early Retirement Benefit precedes the first day of the month coinciding with or next following his or her Normal Retirement Date.

                (iii) Deferred Retirement Benefit. A Warehouse Participant who retires or is deemed to retire on a Deferred Retirement Date shall be entitled to receive a monthly retirement benefit ("Deferred Retirement Benefit") equal to the amount determined by multiplying the number of such Warehouse Participant's Years of Benefit Service determined as of his or her Deferred Retirement Date by Thirty Dollars ($30.00).

                (iv) Vested Benefit. Effective January 1, 1989, a Terminated Warehouse Participant who is credited with at least five (5) Years of Vesting Service shall be entitled to a monthly retirement benefit ("Vested Benefit") equal to the amount determined by multiplying the number of such Warehouse Participant's Years of Benefit Service determined as of his or her Termination of Employment Date by Thirty Dollars ($30.00).

                The amount determined in accordance with this subsection
           (iv) shall be reduced by 0.5952 of 1% for each month by which the commencement of such Warehouse Participant's Vested Benefit precedes the first day of the month coinciding with or next following his or her Normal Retirement Date.

           (b) Notwithstanding the preceding to the contrary, the benefits payable to or in respect of a Warehouse Participant who retires or separate from service shall not be less than his or her Accrued Benefit determined in accordance with the terms of the Plan as in effect on April 10, 1982, based upon his or her Years of Benefit Service and Average Annual Compensation as of such date.

      4.3 EMPLOYMENT TRANSFERS. If a benefit is payable to or in respect of a Participant whose employment status has changed to or from that of a Warehouse Employee or to or from that of a Driver Employee, such benefit shall not be less than the benefit which would have been payable to such Participant if he or she had retired or terminated employment on the date of such change and deferred payment of his or her Accrued Benefit as of such date until the date payment of his or her benefit commences.

                                   ARTICLE V
                     RETIREMENT AT NORMAL RETIREMENT DATE

      5.1 NORMAL RETIREMENT BENEFIT. A Participant who retires or is deemed to retire on his or her Normal Retirement Date shall be entitled to receive a Normal Retirement Benefit determined as of such date in accordance with Section 4.1 or 4.2. A Participant who continues in the employ of the Employer after his or her Normal Retirement Date may elect to receive a monthly retirement benefit in accordance with this Article and, as a result of such election, shall be deemed to have retired on his or her Normal Retirement Date. Such Participant shall continue to accrue a benefit in accordance with Section 7.1 with respect to employment after his or her Normal Retirement Date.

      5.2 FORM OF NORMAL RETIREMENT BENEFIT. Effective January 1, 1989, except as provided in Section 5.3, a Participant's Normal Retirement Benefit shall be an annuity, payable monthly for life, commencing with the first day of the month coinciding with or next following his or her Normal Retirement Date and ending with the monthly payment preceding the Participant's death. If a Driver Participant or a Warehouse Participant dies after his or her Normal Retirement Benefit commences in accordance with this Section 5.2 and prior to receiving retirement benefit payments equal to sixty (60) times his or her monthly Normal Retirement Benefit, his or her Beneficiary shall receive a death benefit equal to sixty (60) times the last monthly benefit paid to such Participant reduced by the total amount of benefits paid to such Participant. Such death benefit shall be paid in a lump sum unless the Beneficiary requests payment in the form of an annuity.

      5.3 QUALIFIED JOINT AND SURVIVOR ANNUITY. If a Participant is legally married on the date on which his or her Normal Retirement Benefit commences, such benefit shall be paid in the form of a qualified joint and survivor annuity described in Section 10.5 unless the Participant elects in writing during the election period described in Section 10.1 not to receive his or her Normal Retirement Benefit in the form of a qualified joint and survivor annuity and the Participant's spouse consents to such election within the time and in the manner set forth in Section 10.6.

      5.4 DISABILITY BENEFIT. Effective July 1, 1992, an Employee other than a Warehouse Employee whose service with an Employer is terminated on account of a nonwork-related disability for which he or she receives Social Security disability income benefits shall be entitled to receive a Normal Retirement Benefit, provided such disability and such disability income benefits continue at least until the Employee's Normal Retirement Date.

                              ARTICLE VI
                    RETIREMENT AT EARLY RETIREMENT DATE

      6.1 EARLY RETIREMENT BENEFIT. A Participant who retires on an Early Retirement Date shall be entitled to receive an Early Retirement Benefit determined as of such date in accordance with Section 4.1 or 4.2.

      6.2 FORM OF EARLY RETIREMENT BENEFIT. Effective January 1, 1989, except as provided in Section 6.3, a Participant's Early Retirement Benefit shall be an annuity, payable monthly for life, commencing at the election of the Participant, with the first day of the month coinciding with or next following his or her Early Retirement Date or the first day of any month thereafter prior to his or her Normal Retirement Date and ending with the monthly payment preceding the Participant's death. If a Driver Participant or a Warehouse Participant dies after his or her Early Retirement Benefit commences in accordance with this Section 6.2 and prior to receiving retirement benefit payments equal to sixty (60) times his or her monthly Early Retirement Benefit, his or her Beneficiary shall receive a death benefit equal to sixty (60) times the last monthly benefit paid to such Participant reduced by the total amount of benefits paid to such Participant. Such death benefit shall be paid in a lump sum unless the Beneficiary requests payment in the form of an annuity.

      6.3 QUALIFIED JOINT AND SURVIVOR ANNUITY. If a Participant is legally married on the date on which his or her Early Retirement Benefit commences, such benefit shall be paid in the form of a qualified joint and survivor annuity described in Section 10.5 unless the Participant elects in writing during the election period described in Section 10.1 not to receive his or her Early Retirement Benefit in the form of a qualified joint and survivor annuity and the Participant's spouse consents to such election within the time and in the manner set forth in Section 10.6.


                                  ARTICLE VII
                    RETIREMENT AT DEFERRED RETIREMENT DATE

      7.1 DEFERRED RETIREMENT BENEFIT. A Participant who retires or is deemed to retire on a Deferred Retirement Date shall be entitled to receive a Deferred Retirement Benefit determined in accordance with Section 4.1 or
 4.2. A Participant who continues in the employ of the Employer after his or her Normal Retirement Date may elect to receive a monthly retirement benefit in accordance with this Article and, as a result of such election, shall be deemed to have retired on a Deferred Retirement Date. Such Participant shall continue to accrue a benefit in accordance with the

 Normal Retirement Benefit formula with respect to each Plan Year after his or her Normal Retirement Date; provided, however, that such accrual shall be reduced by the Actuarial Equivalent of the payments received by the Participant by the close of the Plan Year. Further, if such payments are not made in the normal form described in Section 7.2 and the total amount of such payments received by the Participant after his or her Normal Retirement Date exceeds the total amount of such payments the Participant would have received if payments had been made in the normal form, only the amount that would have been paid in the normal form shall be taken into account for purposes of the reduction required by this Section. In no event, however, shall the Participant's Accrued Benefit as of any Plan Year be less than his or her Accrued Benefit for the prior Plan Year,
 actuarially increased in accordance with Code Section        .

      Any additional retirement benefit payable with respect to a Participant as a result of accrual of a benefit after the Participant's deemed retirement date shall commence, in the form such Participant's retirement benefit is being paid, on the first day of the month coinciding with or next following the Participant's actual retirement date. In the event a Participant dies before payment of such additional benefit commences, any death benefit payable with respect to the Participant shall be adjusted, as may be required under the applicable provisions of the Plan, to take into account such additional benefits.

      7.2 FORM OF DEFERRED RETIREMENT BENEFIT. Effective January 1, 1989, except as provided in Section 7.3, a Participant's Deferred Retirement Benefit shall be an annuity, payable monthly for life, commencing with the first day of the month coinciding with or next following the earlier of:

           (a)  his or her Deferred Retirement Date; or

           (b) April 1 following the calendar year in which the Participant attains age seventy and one-half (70 1/2), if required under Section 26.3;

 and ending with the monthly payment preceding the Participant's death. If a Driver Participant or a Warehouse Participant dies after his or her Deferred Retirement Benefit commences in accordance with this Section 7.2 and prior to receiving retirement benefit payments equal to sixty (60) times his or her monthly Deferred Retirement Benefit, his or her Beneficiary shall receive a death benefit equal to sixty (60) times the last monthly benefit paid to such Participant reduced by the total amount of benefits paid to such Participant. Such death benefit shall be paid in a lump sum unless the Beneficiary requests payment in the form of an annuity.

      7.3 QUALIFIED JOINT AND SURVIVOR ANNUITY. If a Participant is legally married on the date on which his or her Deferred Retirement Benefit commences, such benefit shall be paid in the form of a qualified joint and survivor annuity described in Section 10.5 unless the Participant elects in writing during the election period described in Section 10.1 not to receive his or her Deferred Retirement Benefit in the form of a qualified joint and survivor annuity and the Participant's spouse consents to such election within the time and in the manner set forth in Section 10.6.


                                  ARTICLE VIII
                           TERMINATION OF EMPLOYMENT

      8.1 TERMINATION OF EMPLOYMENT. There are no benefits payable under the Plan if a Participant's employment ceases prior to his or her Normal Retirement Date unless (a) the Participant is eligible to elect early retirement in accordance with Section 6.2, (b) the Participant is entitled to receive a Normal Retirement Benefit in accordance with Section 5.4, (c) a death benefit is payable with respect to such Participant in accordance with Article IX, or (d) the Participant meets the requirements of Section 8.2.

     8.2 VESTED BENEFIT. Effective January 1, 1989, if a Terminated Participant, a Terminated Warehouse Participant, or a Terminated Driver Participant is credited with at least five (5) Years of Vesting Service at his or her Termination of Employment Date, he or she shall be entitled to receive a Vested Benefit determined as of his or her Termination of Employment Date in accordance with Section 4.1 or 4.2.

      8.3 FORM OF BENEFIT. Effective January 1, 1989, except as provided in Section 8.4, a Terminated Participant's Vested Benefit, a Terminated Warehouse Participant's Vested Benefit and a Terminated Driver Participant's Vested Benefit shall be an annuity, payable monthly for life, commencing at the election of such Participant with the first day of any month coinciding with or next following his or her fifty-fifth (55th) birthday, but prior to his or her Normal Retirement Date, and ending with the monthly payment preceding the death of such Participant. If a Terminated Warehouse Participant or a Terminated Driver Participant dies after his or her Vested Benefit commences in accordance with this Section
 8.3 and prior to receiving benefit payments equal to sixty (60) times his or her monthly Vested Benefit, his or her Beneficiary shall receive a death benefit equal to sixty (60) times the last monthly benefit paid to such Participant reduced by the total amount of benefits paid to such Participant. Such death benefit shall be paid in a lump sum unless the Beneficiary requests payment in the form of an annuity.

      8.4 QUALIFIED JOINT AND SURVIVOR ANNUITY. If a Terminated Participant, a Terminated Warehouse Participant or a Terminated Driver Participant is legally married on the date on which his or her Vested Benefit commences, such benefit shall be paid in the form of a qualified joint and survivor annuity described in Section 10.5 unless such Participant elects in writing during the election period described in
 Section 10.1 not to receive his or her Vested Benefit in the form of a qualified joint and survivor annuity and the Participant's spouse consents to such election within the time and in the manner set forth in Section 10.6.

      8.5 FORFEITURES. A Terminated Participant who is not credited with five (5) Years of Vesting Service as of his or her Termination of Employment Date shall, solely for purposes of determining the date as of which he or she shall forfeit his or her Accrued Benefit, be deemed to have received a lump sum payment of such Accrued Benefit as of his or her Termination of Employment Date. Such Terminated Participant shall forfeit his or her Accrued Benefit as of such date; provided, however, that such forfeiture shall be restored if the Participant is reemployed by the Employer prior to incurring five (5) consecutive Breaks in Service.


                               ARTICLE IX
                             DEATH BENEFITS

      9.1 DEATH BEFORE ANNUITY STARTING DATE. In the event of the death of a Participant, other than a Warehouse Participant, before his or her Annuity Starting Date, the Participant's Account balance as of the end of the month before the Annuity Starting Date shall be paid in the form of a lump sum to his or her surviving spouse or, in the case of an unmarried Participant, designated beneficiary. Notwithstanding the preceding sentence to the contrary, if the Account balance exceeds $3,500 as of the date distribution is to commence (or the date of any prior distribution) the surviving spouse or designated beneficiary may elect payment in the form of a life annuity. Payment of the death benefit shall, with the consent of the surviving spouse or designated beneficiary, be made or commence as soon as practicable following the date of death.

      A death benefit with respect to any Warehouse Participant shall be payable as follows:

           (a) If a Warehouse Participant dies while in the employ of an Employer, or while on an authorized leave of absence from service with an Employer, then:

                (i)  If such Participant has not attained age fifty-five
           (55) and is survived by a spouse to whom he or she has been legally married for a period of at least one (1) year, his or her surviving spouse shall be entitled to receive a death benefit in an amount equal to the greater of the following:

                     (1) two percent (2%) of such Participant's Average Annual Compensation determined as of the date of his or her death, multiplied by the number of his or her Years of Benefit Service determined as of such date, up to a maximum of twenty-five (25) years; or

                     (2) the Actuarial Equivalent value as of the date of distribution of the benefit such spouse would have received if the Participant had terminated employment on the date of death, had survived to age fifty-five (55), had commenced receiving benefits under a qualified joint and survivor annuity described in Section 10.5, and had died the next day;

                and in the case of any other Participant, the amount set forth in subsection (2) above of this Section.

           Such death benefit shall be in the form of an annuity, computed on an Actuarially Equivalent basis and payable monthly for the life of the surviving spouse and, with the consent of such spouse, shall commence with the first day of the month following the month in which the Participant dies; unless such surviving spouse elects in writing to be paid in a lump sum, in which case such death benefit shall be paid in a lump sum as soon as practicable following receipt by the Retirement Committee of such written election.

                (ii) If such Participant has attained age fifty-five (55) and is survived by a spouse to whom he or she has been legally married for a period of at least one (1) year, his or her surviving spouse shall be entitled to receive a death benefit in an amount equal to the greater of the following:

                     (1) the benefit such spouse would have received if the Participant had retired on the day before his or her death, had elected a Contingent Annuitant Option under Section 11.3 with one hundred percent (100%) continued to the Contingent Annuitant, had named his or her spouse as the Contingent Annuitant and had commenced receiving benefits; or

                     (2)  Ten Dollars ($10) a month.

                Such death benefit shall be in the form of an annuity, payable monthly for the life of the surviving spouse and, with the consent of such spouse, shall commence on the first day of the month following the month in which the Participant dies; unless such surviving spouse elects in writing to be paid in a lump sum, in which case such death benefit shall be paid in a lump sum as soon as practicable following receipt by the Retirement Committee of such written election.

                (iii) If such Participant is not survived by a spouse to whom he or she has been legally married for a period of at least one (1) year, his or her Beneficiary or surviving spouse, as the case may be, shall be entitled to receive a death benefit in an amount equal to two percent (2%) of such Participant's Average Annual Compensation determined as of the date of his or her death, multiplied by the number of his or her Years of Benefit Service determined as of such date, up to a maximum of twenty-five (25) years. Such death benefit shall be in the form of an annuity, payable monthly for the life of the Beneficiary or surviving spouse and, with the consent of such person, shall commence on the first day of the month following the month in which the Participant dies; unless such person elects in writing to be paid in a lump sum, in which case such death benefit shall be paid in a lump sum as soon as practicable following receipt by the Retirement Committee of such written election.

      Such death benefit shall be in the form of an annuity, payable monthly for the life of the Beneficiary or surviving spouse and, with the consent of such person, shall commence on the first day of the month following the month in which the Participant dies; unless such person elects in writing to be paid in a lump sum, in which case such death benefit shall be paid in a lump sum as soon as practicable following receipt by the Retirement Committee of such written election.

           (b) If a Warehouse Participant dies after retiring, the following death benefit shall be payable:

                (i) If such Participant is survived by a spouse to whom he or she has been legally married for a period of at least one (1) year, his or her surviving spouse shall be entitled to receive the greater of (1) the death benefit such spouse would have received if the Participant had commenced receiving benefits on the day before his or her death in the form elected by the Participant under Article XI, or (2) the death benefit such spouse would have received if the Participant had commenced receiving benefits on the day before his or her death under a qualified joint and survivor annuity described in Section 10.5; or

                (ii) If such Participant is not survived by a spouse to whom he or she has been legally married for a period of at least one (1) year, his or her Beneficiary shall be entitled to receive a death benefit equal to sixty (60) times the monthly Early, Normal or Deferred Retirement Benefit which would have been paid to such Participant.

           Such death benefit shall be paid in a lump sum unless the Beneficiary requests payment in the form of an annuity.

           (c) If a Warehouse Participant dies after terminating employment, then

                (i) If such Participant has not attained age 55 and is survived by a spouse to whom he or she has been legally married for a period of at least one year, his or her surviving spouse shall be entitled to receive a death benefit in an amount determined in accordance with Section 9.1(a)(i). Such death benefit shall be in the form of an annuity, computed on an Actuarially Equivalent basis and payable monthly for the life of the surviving spouse, commencing with the first day of the month following the month in which the Participant dies; unless such surviving spouse elects in writing to be paid in a lump sum, in which case such death benefit shall be paid in a lump sum as soon as practicable following receipt by the Retirement Committee of such written election.

                (ii) If such Participant has attained age fifty-five (55) and is survived by a spouse to whom he or she has been legally married for a period of at least one (1) year, his or her surviving spouse shall be entitled to receive the death benefit such spouse would have received if the Participant had died while in the employ of an Employer, or while on an authorized leave of absence from service with an Employer, as provided in Section 9.1(a)(ii).

                (iii) If such Participant is not survived by a spouse to whom he or she has been legally married for a period of at least one (1) year, his or her Beneficiary or surviving spouse shall receive a death benefit in accordance with Section 9.1(a)(iii).

      9.2 DEATH AFTER ANNUITY STARTING DATE. Upon the death of a Participant after his or her Annuity Starting Date, the form in which his or her benefit is paid shall determine the amount, if any, and the form of death benefit payable with respect to such Participant.

      9.3 DESIGNATION OF BENEFICIARY. Each unmarried Participant from time to time, by completing and signing a form furnished by the Retirement Committee, may designate any person or persons (who may be designated concurrently or contingently) to receive benefits which are payable under this Plan to his or her Beneficiary upon his or her death. Each Beneficiary designation shall revoke all prior designations by the Participant and will be effective only when filed in writing with the Retirement Committee during the Participant's lifetime. If an unmarried Participant fails to designate a Beneficiary before his or her death as aforesaid, or if the Beneficiary dies before the date of the Participant's death, then the benefits which are payable as aforesaid shall be paid in such manner as the Retirement Committee may determine to the Participant's estate. An unmarried Participant may change any Beneficiary designation without the consent of any Beneficiary.

     9.4 QUALIFIED DOMESTIC RELATIONS ORDERS. The provisions of this Article shall be subject to the terms of any qualified domestic relations order (as defined in Section 414(p) of the Code) which may be in effect with respect to a Participant at the time distribution of the Participant's vested Accrued Benefit is to commence; and, the former spouse of a Participant shall be treated, under this Article, as such Participant's spouse or surviving spouse to the extent required by any qualified domestic relations order.


                                  ARTICLE X
                QUALIFIED JOINT AND SURVIVOR ANNUITY ELECTION

      10.1 Election Period. The election period during which a Participant may elect not to receive his or her benefit in the form of a qualified joint and survivor annuity as described in Sections 5.3, 6.3, 7.3 and 8.4 is the ninety (90) day period ending on the Annuity Starting Date; provided, however, that (I) if the information described in Section 10.2 has not been furnished to the Participant on or about the date specified therein, the election period will be extended, if necessary, to include the ninety (90) day period following the date on which such information is furnished to the Participant, and (ii) if the Participant requests the additional information described in Section 10.3, the election period shall be extended, if necessary, to include the sixty (60) day period following the day on which such additional information is personally delivered or mailed to the Participant. In the event the election period is extended, the commencement of the Participant's benefit shall be delayed, if necessary, until the end of the extended election period, at which time the deferred benefits, plus such interest as the Retirement Committee shall determine, shall be paid.

      An election under this Article may be revoked in writing during the aforesaid election period, and after such election has been revoked, another election may be made during said election period.

      10.2 WRITTEN EXPLANATION. The Retirement Committee shall furnish each Participant a written explanation of:

           (a) the terms and conditions of the qualified joint and survivor annuity,

           (b) the circumstances in which it will be provided unless the Participant has elected not to receive his or her retirement benefit in the form of a qualified joint and survivor annuity,

           (c)  the Participant's right to make the election described in
      Section 10.1,

           (d) the right of the Participant's spouse to consent to the election described in Section 10.1,

           (e) the right to make, and the effect of, a revocation of an election under Section 10.1,

           (f) the relative financial effect on the Participant's benefit of such an election, and

           (g)  the availability of the additional information described in
      Section 10.3.

 The written explanation shall be delivered or mailed (first class mail, postage prepaid) by such time as to reasonably assure that it will be received by the Participant before the earliest date the Participant could elect to receive his benefits.

      10.3 ADDITIONAL INFORMATION FURNISHED UPON REQUEST. The Retirement Committee shall furnish to a Participant upon receipt of a written request within the sixty (60) day period following the date on which the written explanation described in Section 10.2 is mailed or personally delivered to the Participant, a further written explanation in nontechnical language of the terms and conditions of the qualified joint and survivor annuity and the financial effect, in terms of dollars per annuity payment, upon the particular Participant's benefit of making the election described in
 Section 10.1. The Retirement Committee need not comply with more than one such request made by a particular Participant. The explanation described herein shall be personally delivered or mailed (first class mail, postage prepaid) to the Participant within thirty (30) days from the date of the Participant's written request.

      10.4 ELECTION NOT TO RECEIVE QUALIFIED JOINT AND SURVIVOR ANNUITY. In the event a Participant elects not to receive his or her retirement benefit in the form of a qualified joint and survivor annuity, his or her benefit shall be paid in accordance with Section 5.2, 6.2, 7.2 or 8.3, whichever is applicable, unless the Participant has elected an optional form of benefit in accordance with Article XI.

      10.5 QUALIFIED JOINT AND SURVIVOR ANNUITY. The qualified joint and survivor annuity described in Sections 5.3, 6.3, 7.3 and 8.4 shall be an annuity for the life of the Participant with a survivor annuity for the life of his or her spouse which is equal to fifty percent (50%) of the amount of the annuity payable during the joint lives of the Participant and his or her spouse. Such qualified joint and survivor annuity shall be the Actuarial Equivalent of the normal form of life annuity.

      10.6  SPOUSAL CONSENT.  An election by a Participant under Section
 10.1 shall not be effective unless the spouse of the Participant consents in writing to such election within the applicable election period, and the spouse's consent acknowledges the effect of such election and is witnessed by a notary public. A consent by a spouse under this Section shall be effective (only with respect to such spouse) upon delivery thereof to the Retirement Committee. A revocation of an election by a Participant under
 Section 10.1 does not require spousal consent.


                                ARTICLE XI
                         OPTIONAL FORMS OF BENEFITS

      11.1 EARLY RETIREMENT BENEFIT - OPTIONAL LUMP SUM. In lieu of receiving an Early Retirement Benefit in the manner described in Section
 6.2 or 6.3, a Participant entitled to an Early Retirement Benefit may, with the consent of his or her spouse, if married, elect to receive an optional lump sum benefit if he or she commenced employment with an Employer prior to January 1, 1981 or, at the time of making such election, he or she is a Driver Participant who was hired before January 1, 1995, or a Warehouse Participant. For purposes of the preceding sentence, in determining the time when an Employee commenced employment with an Employer, any service which is disregarded under Section 1.57 shall not be taken into account. Such election and, if required, spousal consent, shall be effective upon delivery of a written instrument to the Retirement Committee within the applicable election period described in Section 10.1. If an electing Participant dies prior to his or her Annuity Starting Date, such election shall be void, and any death benefit payable with respect to such Participant shall be determined in accordance with the applicable provisions of Article IX. A Participant who receives a benefit pursuant to this Section and is thereafter reemployed by an Employer shall not be eligible to receive a further benefit under this Section.

      The amount of the optional lump sum benefit for a Driver Participant shall be equal to 2% of his or her Average Annual Compensation determined as of the earlier of December 31, 1994, or his or her Early Retirement Date, multiplied by the number of his or her Years of Benefit Service as of such date, not exceeding 25. The amount of the optional lump sum benefit for a Warehouse Participant shall be equal to 2% of his or her Average Annual Compensation determined as of his or her Early Retirement Date, multiplied by the number of his or her Years of Benefit Service as of such date, not exceeding 25. The amount of the optional lump sum benefit for any other eligible Participant shall be equal to 2% of his or her Average Annual Compensation determined as of the earlier of December 31, 1988, or his or her Early Retirement Date, multiplied by the number of his or her Years of Benefit Service as of such date not exceeding 25.

      In the event a Participant elects an optional lump sum benefit as provided in this Section 11.1 and the present value of his or her Early Retirement Benefit exceeds the amount of his or her optional lump sum benefit, he or she shall, in addition to his or her optional lump sum benefit, be entitled to receive an actuarially reduced Early Retirement Benefit. Such actuarially reduced Early Retirement Benefit shall be paid at the time and in the manner which the retired Participant's Early Retirement Benefit would have been paid if he or she had not elected an optional lump sum benefit under this Section 11.1 and shall be calculated in such a manner that the present value of his or her actuarially reduced Early Retirement Benefit when added to the amount of his or her optional lump sum benefit equals the present value of his or her Early Retirement Benefit.

      Effective January 1, 1996, the present value of a Participant's Early Retirement Benefit shall be calculated using the interest rate and mortality table set forth in Section 12.3(b). In the event the present value of such Participant's actuarially reduced Early Retirement Benefit is $10,000 or less, the Retirement Committee shall, with the written consent of such Participant and, if married, his or her spouse, distribute the present value of such actuarially reduced Early Retirement Benefit in a single sum payment at the time such Participant's optional lump sum benefit is distributed. In the event that a Participant dies after receiving an optional lump sum benefit and before the Annuity Starting Date of his or her actuarially reduced Early Retirement Benefit, any death benefit payable with respect to such Participant shall be determined in accordance with the applicable provisions of Article IX and shall reflect only such Participant's actuarially reduced Early Retirement Benefit.

      11.2 VESTED BENEFIT - OPTIONAL LUMP SUM. In lieu of receiving a Vested Benefit in the manner described in Section 8.3 or 8.4, a Participant entitled to a Vested Benefit may, with the consent of his or her spouse, if married, elect to receive an immediate optional lump sum benefit if he or she commenced employment with an Employer prior to January 1, 1981, or at the time of making such election, he or she is a Driver Participant who was hired before January 1, 1995, or a Warehouse Participant. For purposes of the preceding sentence, in determining the time when an Employee commenced employment with an Employer, any service which is disregarded under Section
 1.57 shall not be taken into account. Such election and, if required, spousal consent, shall be effective upon delivery of a written instrument to the Retirement Committee within the applicable election period described in Section 10.1. If an electing Participant dies prior to his or her Annuity Starting Date, such election shall be void and any death benefit payable with respect to such Participant shall be determined in accordance with the applicable provisions of Article IX. A Participant who receives a benefit pursuant to this Section and is thereafter reemployed by an Employer shall not be eligible to receive a further benefit under this Section.

      The amount of the optional lump sum benefit for a Driver Participant shall be equal to 2% of his or her Average Annual Compensation determined as of the earlier of December 31, 1994, or his or her Termination of Employment Date, multiplied by the number of his or her Years of Benefit Service as of such date, not exceeding 25. The amount of the optional lump sum benefit for a Warehouse Participant shall be equal to 2% of his or her Average Annual Compensation determined as of his or her Termination of Employment Date, multiplied by the number of his or her Years of Benefit Service as of such date, not exceeding 25. The amount of the optional lump sum benefit for any other eligible Participant shall be equal to 2% of his or her Average Annual Compensation determined as of the earlier of December 31, 1988, or his or her Termination of Employment Date, multiplied by the number of his or her Years of Benefit Service as of such date, not exceeding 25.

      In the event a Participant elects an optional lump sum benefit as provided in this Section 11.2 and the present value of his or her Vested Benefit exceeds the amount of his or her optional lump sum benefit, he or she shall, in addition to his or her optional lump sum benefit, be entitled to receive an actuarially reduced Vested Benefit. Such actuarially reduced Vested Benefit shall be paid at the time and in the manner which such Participant's Vested Benefit would have been paid if he or she had not elected an optional lump sum benefit under this Section 11.2 and shall be calculated in such a manner that the present value of his or her actuarially reduced Vested Benefit when added to the amount of his or her optional lump sum benefit equals the actuarial value of his or her Vested Benefit.

      Effective January 1, 1996, the present value of a Participant's Vested Benefit shall be calculated using the interest rate and mortality table set forth in Section 12.3(b). In the event the present value of such Participant's actuarially reduced Vested Benefit is $10,000 or less, the Retirement Committee shall, with the written consent of such Participant and, if married, his or her spouse, distribute the present value of such actuarially reduced Vested Benefit in a single sum payment at the time such optional lump sum benefit is distributed. In the event that a Participant dies after receiving an optional lump sum benefit and before the Annuity Starting Date of his or her actuarially reduced Vested Benefit, any death benefit payable with respect to such Participant shall be determined in accordance with the applicable provisions of Article IX and shall reflect only such Participant's actuarially reduced Vested Benefit.

      Notwithstanding any provision of the Plan to the contrary, a Participant who is entitled to elect an immediate lump sum payment may elect within the applicable election period to receive payment in the normal form prescribed in Section 8.3 or 8.4, commencing on the date such lump sum payment would be made.

      11.3 CONTINGENT ANNUITANT OPTION. In lieu of receiving the normal form of benefit described in Section 5.2, 6.2, 7.2 or 8.3, or the qualified joint and survivor annuity described in Section 10.5, a Participant may, with the consent of his or her spouse, if married, elect to have his or her benefit paid in the form of an Actuarially Equivalent contingent annuity.

      A Participant who has elected a Contingent Annuitant Option shall receive an actuarially reduced benefit during his or her lifetime so that following the Participant's death, payment of a benefit in an amount equal to one hundred percent (100%), sixty-six and two-thirds percent (66-2/3%) or fifty percent (50%) of the Participant's actuarially reduced benefit, as elected by the Participant, shall continue to the person designated by the Participant ("Contingent Annuitant") at the time of making the election for the life of the Contingent Annuitant. An election and, if required, spousal consent under this Section 11.3, shall be effective upon delivery of a written instrument to the Retirement Committee within the applicable election period described in Section 10.1. If an electing Participant dies prior to his or her Annuity Starting Date, such election shall be void and any death benefit payable with respect to such Participant shall be determined in accordance with the applicable provisions of Article IX. If the Contingent Annuitant dies prior to the commencement of benefits to the Participant, the Participant's election under this Section 11.3 shall be void and the Participant shall be entitled to his or her normal form of benefit under the Plan. If the Contingent Annuitant dies after the commencement of the Participant's benefits under this Plan, the Participant shall receive only the reduced amount of benefit provided under this option.

      If distribution to a Participant commences in the form of a contingent annuity option for the joint lives of the Participant and a contingent annuitant other than his or her spouse, the periodic annuity payment payable to the contingent annuitant must not at any time on and after the date payments are required to commence to the Participant exceed the applicable percentage for such period payable to the Participant using the table set forth in regulation Section 1.401(a)(9)-2 Q&A-6. For purposes of the preceding sentence, a former spouse to whom all or a portion of a Participant's Accrued Benefit is payable pursuant to a qualified domestic relations order (as defined in Section 414(p) of the Code) shall be treated as a spouse of the Participant. If a Participant's Accrued Benefit is divided and a portion is allocated to an alternate payee pursuant to a qualified domestic relations order (as defined in Section 414(p) of the Code), this paragraph shall not apply to the portion so allocated.

      11.4 FIVE YEAR CERTAIN AND LIFE ANNUITY OPTION. In lieu of receiving the normal form of benefit described in Section 5.2, 6.2, 7.2 or 8.3, or the qualified joint and survivor annuity described in Section 10.5, a Participant may elect an Actuarially Equivalent Five Year Certain and Life Annuity Option which will provide for an actuarially reduced benefit payable to the Participant during his or her lifetime with the guarantee that 60 monthly benefit payments will be made.

     If this option is elected and the Participant dies prior to the receipt of the guaranteed monthly payments, the balance of the guaranteed monthly payments shall be paid to the Participant's Beneficiary and shall continue until the total guaranteed monthly payments have been made to the Participant and his or her Beneficiary. The first such payment to the Beneficiary shall be due and payable as of the first day of the month following the Participant's death.

      In the event there is no Beneficiary living at the death of the Participant, the balance of the guaranteed monthly payments which would otherwise have been payable to the Participant's Beneficiary shall be paid to the Participant's estate.

      If the Beneficiary of a deceased Participant should die prior to receiving the balance of the guaranteed monthly payments, the balance of the guaranteed payments shall be paid to the Beneficiary's estate.

      11.5 LUMP SUM OPTION. In lieu of receiving the normal form of benefit described in Section 5.2, 6.2, 7.2, or 8.3, or the qualified joint and survivor annuity described in Section 10.5, a Participant, other than a Warehouse Participant, may elect payment in the form of a lump sum equal to his or her Account balance as of the end of the month preceding the Annuity Starting Date.

                                ARTICLE XII
                     BENEFIT ADJUSTMENTS AND CASH OUTS

      12.1 OFFSET OF AMOUNTS TRANSFERRED TO THE TRUST FROM OTHER PLANS. If any amounts are transferred to the Trust from other pension or profit-sharing plans which cover periods of time for which the Participants are receiving benefits under this Plan, any benefit payable under the Plan to any Participant (or spouse or Beneficiary of such Participant) shall be inclusive of, and not in addition to, the value of such transferred benefits. Notwithstanding anything to the contrary above, if such a Participant terminates his or her service for any reason, or dies, before he or she has received the full amount of any such transferred amount which was fully vested in him or her prior to such date of termination, there shall be a benefit payable to the Participant (or his or her surviving spouse or Beneficiary, whoever is entitled to benefits in the event of his or her death as provided under the Plan) at least equal to the difference between the amount so transferred and any amount that may have previously been paid under the Plan.

      12.2 PROHIBITION AGAINST DUPLICATION OF BENEFITS. In the event a former Participant is reemployed by an Employer after distribution of his or her benefits has been made or commenced then at the time of his or her subsequent retirement or separation from service, his or her benefit shall be recomputed in accordance with the applicable Plan provisions without regard to the benefits previously distributed to him and such Participant's benefit as recomputed shall be reduced by a benefit which is the Actuarial Equivalent of the benefits previously distributed to such Participant.

      12.3  SMALL INSTALLMENTS AND CASH OUTS.

            (a) In the event that any payment under the Plan would be $50 or less if paid monthly and the present value of all such payments as of the date distribution is to commence would exceed $3,500, the Retirement Committee shall, with the written consent of the Participant (if living) and the Participant's spouse (if married) within the 90 day period ending on the distribution date, direct the Trustee to pay such benefit in a lump sum. The present value of such benefit shall be calculated in the manner set forth in subsection (b) of this Section.

            (b) Notwithstanding any provision of the Plan to the contrary, if the present value of the entire nonforfeitable benefit payable with respect to a Participant does not exceed $3,500 as of the date distribution of such benefit is to commence (or the date of any prior distribution), the Retirement Committee shall direct the Trustee to pay such benefit in a lump sum as soon as practicable following the Participant's retirement date, Termination of Employment Date or death, as the case may be. Effective January 1, 1996, the present value of such benefit shall be calculated:

                (i) using the annual rate of interest on 30 year Treasury securities for the second full calendar month preceding the first day of the Plan Year that contains the Annuity Starting Date, with such rate remaining constant for the Plan Year; and

                 (ii) using the 1983 Group Annuity Mortality Table, as blended in accordance with Revenue Ruling 95-6.

           In no event, however, shall the present value of such benefit be less than the present value of the Participant's Accrued Benefit as of December 31, 1995, calculated under the terms of the Plan in effect on such date. A lump sum payment may be made after the Annuity Starting Date only with the written consent of the Participant (if living) and the Participant's spouse (if married) within the 90 day period ending on the distribution date.

           (c) If the present value of the entire nonforfeitable benefit payable with respect to a Warehouse Participant exceeds $3,500, but does not exceed $10,000, as of the date distribution is to commence, such Participant may, at any time prior to the Annuity Starting Date, elect to receive payment in the form of an immediate lump sum (in lieu of the form prescribed in Sections 5.2, 6.2, 7.2, 8.3 or 10.5); provided, if the Participant is married, his or her spouse must consent in writing to such election within the 90 day period ending on the date of distribution. The present value of such benefit shall be calculated in the manner set forth in subsection (b) of this Section. Notwithstanding any provision of the Plan to the contrary, a Participant who is entitled to elect an immediate lump sum payment may elect within such ninety 90 day period, payment in the normal form prescribed in Articles V, VI, VII or VIII, as the case may be, commencing on the date such lump sum payment would be made.

           (d) In the event a benefit is payable to an alternate payee (other than the surviving spouse of a Participant) pursuant to a qualified domestic relations order, following the death of the Participant and after his or her Annuity Starting Date, such benefit shall be paid in a lump sum as soon as practicable following the Participant's death. If such alternate payee is the Participant's surviving spouse, such payment shall be made only with his or her written consent within the 90 day period ending on the date of distribution. In no event shall the aggregate amount of such death benefit payable to all alternate payees exceed the present value of the benefits payable following the Participant's death under the form in which the Participant's retirement benefit was being paid. Present value shall be determined in the manner set forth in subsection (b) of this Section.

           (e) Any election pursuant to this Section shall be in writing and shall be effective upon receipt by the Retirement Committee. A spouse's consent under this Section must meet the applicable requirements of Section 10.6.



                                 ARTICLE XIII
                            LIMITATION ON BENEFITS

      13.1 LIMITATION FOR DEFINED BENEFIT PLANS. Except as hereinafter provided, the provisions of this Article shall be effective January 1, 1987. The benefits with respect to a Participant, when expressed as an Annual Benefit, shall not exceed the lesser of --

            (a)  Ninety Thousand Dollars ($90,000.00);

           (b) one hundred percent (100%) of the Participant's Highest Average Compensation.

      The limitation of this Section shall be deemed satisfied if the benefits payable with respect to a Participant, when expressed as an Annual Benefit, do not exceed the product of (I) One Thousand Dollars ($1000.00), and (ii) the Participant's Years of Benefit Service (not exceeding ten
 (10)), and if an Employer has not at any time maintained a qualified defined contribution plan, a Welfare Benefit Fund or an Individual Medical Account in which such Participant participated.

      13.2 ADJUSTMENTS. The limitation in Section 13.1 shall be subject to the following adjustments:

            (a) If payment of benefits commences before age 62, the limitation under Section 13.1(a), as reduced pursuant to Section 13.3, if applicable, shall be the Actuarial Equivalent of such limitation (as adjusted pursuant to Section 13.2(b)) beginning at age 62, actuarially reduced for each month by which benefits commence before the month in which the Participant attains age 62. For purposes of making the adjustments required under this subsection, Actuarial Equivalence shall be determined by using the mortality table specified in Section 12.3(b)(ii) and an interest rate assumption of 5% or the rate specified in Section 26.11 of the Plan, whichever is greater; provided, however, effective for Limitation Years beginning in 1995, the applicable interest rate (as defined in Section 417(e)(3) of the Code and as determined under Section 12.3(b)(i)) shall be substituted for 5% with respect to any benefits payable in a form subject to
      Section 417(e)(3) of the Code.  Any decrease in the limitation under
      Section 13.1(a) determined in accordance with this subsection shall not reflect the mortality decrement to the extent that benefits will not be forfeited upon the death of the Participant.

           (b) If payment of benefits commences before Social Security Retirement Age and on or after age 62, the limitation under Section 13.1(a), as reduced pursuant to Section 13.3, if applicable, shall be determined as follows:

                (i) if the Participant's Social Security Retirement Age is 65, by reducing such limitation by 5/9 of 1% for each month by which benefits commence before the month in which the Participant attains age 65; or

                (ii) if the Participant's Social Security Retirement Age is greater than 65, by reducing such limitation by 5/9 of 1% for each of the first 36 months and 5/12 of 1% for each additional month, up to 24 months, by which benefits commence before the month in which the Participant attains Social Security Retirement Age.

           (c) If payment of benefits commences after Social Security Retirement Age, the limitation under Section 13.1(a), as reduced pursuant to Section 13.3, if applicable, shall be adjusted so that such limitation is the Actuarial Equivalent of a $90,000 Annual Benefit beginning at Social Security Retirement Age. For purposes of making the adjustment required under this subsection, Actuarial Equivalence shall be determined by using the mortality table specified in Section 12.3(b)(ii) and an interest rate assumption of 5% or the rate specified in Section 26.11 of the Plan, whichever is less.

      Notwithstanding the foregoing to the contrary, a Participant's Accrued Benefit shall not be reduced below his or her Accrued Benefit as of December 31, 1994.

      If the benefit which a Participant would otherwise accrue in a Limitation Year would produce an Annual Benefit in excess of the limitation prescribed by this Section, the rate of accrual shall be reduced to the extent necessary to comply with said limitation.

      If a Participant is or has ever been covered under more than one qualified defined benefit plan maintained by an Employer, the sum of the Participant's benefits from all such plans, when expressed as an Annual Benefit, shall not exceed the limitation prescribed by this Section. If the sum of the benefits which a Participant would otherwise accrue would exceed the limitation prescribed by this Section, the rate of accrual under this Plan shall be reduced to the extent that if the rate of accrual under each such other plan was reduced proportionately the limitation prescribed by this Section would be satisfied.

      In the case of an individual who was a Participant in the Plan or in one or more other qualified defined benefit plans of an Employer as of the first day of the first limitation year beginning after December 31, 1986, the limitation prescribed by this Section shall not be less than the individual's accrued benefit, when expressed as an Annual Benefit, under this Plan and all such other qualified defined benefit plans as of the end of the last limitation year beginning before January 1, 1987, disregarding any changes in the terms and conditions of the plans after May 5, 1986, and any cost of living adjustments occurring after May 5, 1986. The preceding sentence shall apply only if the Plan and all such other qualified defined benefit plans met the requirements of Section 415 of the Code, as in effect for all limitation years beginning before January 1, 1987.

      13.3  REDUCTION FOR LESS THAN TEN (10) YEARS OF PARTICIPATION OR
 SERVICE.

           (a) In the case of a Participant with less than ten (10) years of participation in the Plan, the limitation described in
      Section 13.1(a) shall be reduced by one-tenth (1/10) for each year of participation in the Plan less than ten (10).

           (b) In the case of a Participant who has less than ten (10) Years of Benefit Service, the limitation described in Section 13.1(b) shall be reduced by one-tenth (1/10) for each Year of Benefit Service less than ten (10).

           (c) The reductions required by this Section shall be applied in the denominator of the fraction under Section 13.5(a), based upon Years of Benefit Service, and such years shall include future Years of Benefit Service occurring before the Participant's Normal Retirement Date. Such future years shall include the year which contains the Participant's Normal Retirement Date only if it can reasonably be anticipated that the Participant shall receive credit for a Year of Benefit Service for such Year.

 For purposes of this Section, the term "year of participation" shall mean a Plan Year in which the Participant is credited with a Year of Benefit Service and is included as a Participant in the Plan in accordance with
 Article II for at least one day in such Plan Year.

      13.4 ADJUSTMENT TO DOLLAR LIMITATION. Effective January 1, 1988, and each January 1 thereafter the dollar limitation in effect under Section
 13.1 shall be automatically adjusted for increases in the cost of living in accordance with regulations promulgated under Section 415(d) of the Code. Such adjustment shall apply to the Limitation Year ending within the calendar year of the effective date of such adjustment.

      13.5 LIMITATION FOR DEFINED BENEFIT PLAN AND DEFINED CONTRIBUTION PLAN. If a Participant also participates or has participated in one or more qualified defined contribution plans, Welfare Benefit Funds or Individual Medical Accounts maintained by an Employer, then in addition to the limitation set forth in Section 13.1, the sum of the fractions determined under subsections (a) and (b) of this Section with respect to said Participant for any Limitation Year shall not exceed 1.0.

           (a) A fraction, the numerator of which is the sum of the Participant's Projected Annual Benefits under all qualified defined benefit plans (whether or not terminated) maintained by an Employer and the denominator of which is the lesser of --

                (i) the dollar limitation in effect under Sections 415(b)(1)(A) and 415(d) of the Code for such year multiplied by 1.24, or

                (ii)  the amount which may be taken into account under
           Section 415(b)(1) (B) of the Code with respect to the Participant for such year multiplied by 1.4.

           If the Participant participated as of the first day of the first limitation year beginning after December 31, 1986, in one or more qualified defined benefit plans maintained by an Employer which were in existence on May 6, 1986, the denominator of this fraction shall not be less than one hundred and twenty-five percent (125%) of the sum of the Annual Benefits which the Participant accrued under such plans as of the end of the last limitation year beginning before January 1, 1987, disregarding any changes in the terms and conditions of the plans after May 5, 1986. The preceding sentence applies only if the qualified defined benefit plans individually and in the aggregate satisfied the requirements of Section 415 of the Code as in effect for all limitation years beginning before January 1, 1987.

           (b) A fraction, the numerator of which is the sum of the annual additions to the Participant's accounts under all qualified defined contribution plans (whether or not terminated) maintained by an Employer for the current and all prior limitation years (including the annual additions attributable to the Participant's nondeductible voluntary contributions under all qualified defined benefit plans, whether or not terminated, and attributable to all Welfare Benefit Funds or Individual Medical Accounts and the denominator of which is the sum of the lesser of the following amounts determined for the current and all prior limitation years (without regard to whether a qualified defined contribution plan was maintained by an Employer) in which the Participant performed service for an Employer:

                (i) the dollar limitation in effect under Section 415(c)(1)(A) of the Code for such year multiplied by 1.24, or

                (ii) thirty-five percent (35%) of the Participant's compensation (as defined in Section 13.7) for such year.

           If an Employee was a participant as of the first day of the first limitation year beginning after December 31, 1986, in one or more qualified defined contribution plans maintained by an Employer which were in existence on May 6, 1986, the numerator of this fraction shall be adjusted if the sum of the fractions under this Section would otherwise exceed 1.0. Under the adjustment, an amount equal to the product of (I) the excess of the sum of said fractions over 1.0 multiplied by (ii) the denominator of this fraction, shall be permanently subtracted from the numerator of this fraction. The adjustment shall be calculated using the fractions as they would be computed as of the end of the last limitation year beginning before January 1, 1987, and disregarding any changes in the terms and conditions of the plans after May 6, 1986, but using the limitation under Section 415 of the Code applicable to the first limitation year beginning on or after January 1, 1987.

           The annual addition for any limitation year beginning before January 1, 1987, shall not be recomputed to treat all nondeductible voluntary contributions as annual additions.

           If the sum of said fractions for any Limitation Year exceeds 1.0, the Annual Benefits under this Plan and any other qualified defined benefit plan maintained by an Employer shall be proportionately reduced to the extent necessary to comply with the limitation of this Section.

      13.6 COMBINING AND AGGREGATING PLANS. For purposes of applying the benefit limitations described in this Article:

            (a) all qualified defined benefit plans (whether or not terminated) ever maintained by an Employer shall be treated as one defined benefit plan; and

            (b) all qualified defined contribution plans (whether or not terminated) ever maintained by an Employer shall be treated as one defined contribution plan.

      13.7 DEFINITION OF COMPENSATION. For purposes of applying the limitations of this Article, the term "compensation" shall mean, with respect to a Limitation Year, the total compensation paid by an Employer to an Employee for services rendered while an Employee that constitutes wages as defined in Section 3401(a) of the Code, and all other payments by an Employer to an Employee for services rendered while an Employee for which an Employer is required to furnish the Employee a written statement under Sections 6041(d) and 6051(a)(3) of the Code, without regard to any rules that limit the remuneration included in wages based on the nature or location of the employment or services performed.

      13.8 CERTAIN CONTRIBUTIONS TREATED AS ANNUAL ADDITIONS. For purposes of this Article:

            (a) Employer contributions (including "excess contributions" as defined in Section 401(k) of the Code and "excess aggregate contributions" as defined in Section 401(m) of the Code), employee contributions and forfeitures allocated to an individual's account under a qualified defined contribution plan maintained by an Employer shall constitute annual additions.

           (b) Contributions by Employees to a qualified defined benefit plan maintained by an Employer shall be treated as annual additions to a qualified defined contribution plan.

           (c) Amounts derived from contributions paid or accrued in taxable years ending after December 31, 1985, and which are attributable to post-retirement medical benefits allocated to the separate account of a Key Employee (as required in Section 419A(d) of the Code) under a Welfare Benefit Fund maintained by an Employer, shall be treated as annual additions to a qualified defined contribution plan.

           (d) Contributions allocated after March 31, 1984, to an Individual Medical Account which is part of a pension or annuity plan maintained by an Employer shall be treated as annual additions to a qualified defined contribution plan.

                                  ARTICLE XIV
             RESTRICTION ON BENEFITS PAYABLE TO CERTAIN PARTICIPANTS

      14.1 NONDISCRIMINATORY BENEFIT. Notwithstanding any provision of the Plan to the contrary, in the event the Plan is terminated, the benefit payable with respect to a Participant who is an active or former highly compensated employee (within the meaning of Section 414(q) of the Code) shall be limited to a benefit that is nondiscriminatory under Section 401(a)(4) of the Code.

      14.2 LIMITS ON ANNUAL PAYMENTS. Except as hereinafter provided, the annual payments with respect to a Participant who is one of the twenty-five
 (25) most highly compensated active or former highly compensated employees (within the meaning of Section 414(q) of the Code) shall not exceed an amount equal to the annual payments that would be made with respect to such Participant under a straight life annuity that is the Actuarial Equivalent of the Participant's Accrued Benefit and any other benefits to which he or she is entitled under the Plan.

      The foregoing provisions of this Section shall not apply if--

           (a) the value of the Plan's assets equals or exceeds one hundred ten percent (110%) of the value of the Plan's current liabilities (as defined in Section 412(l)(7) of the Code), determined as of the same date, after payment has been made to a Participant described above of all benefits to which he or she is entitled under the Plan;

           (b) the value of the benefits to which a Participant described above is entitled under the Plan is less than one percent (1%) of the value of current liabilities (as defined in Section 412(l)(7) of the Code) before such benefits are distributed; or

           (c) the value of the benefits to which a Participant described above is entitled under the Plan does not exceed Three Thousand Five Hundred Dollars ($3,500.00).


                                  ARTICLE XV
                            SUSPENSION OF BENEFITS

      15.1 SUSPENSION BEFORE NORMAL RETIREMENT DATE. In the event a former Participant who is receiving benefits is reemployed by an Employer in Suspension Service before his or her Normal Retirement Date his or her benefit payments shall cease with the first day of the calendar month following such reemployment. If benefit payments have been suspended in accordance with the preceding sentence, then payments shall resume not later than the earlier of (i) the first day of the third calendar month after the calendar month in which the Participant is no longer employed in Suspension Service, or (ii) the first day of the calendar month coinciding with or following the Participant's Normal Retirement Date. The amount of the Participant's benefit at the time payments resume shall be equal to the greater of:

           (a) the benefit which such Participant is entitled to receive in accordance with the terms of the Plan reduced by a benefit which is the Actuarial Equivalent of the benefit payments received by such Participant prior to such suspension; or

           (b) the benefit which such Participant was entitled to receive immediately prior to such suspension, actuarially adjusted to reflect the period of such suspension prior to such Participant's Normal Retirement Date.

      15.2 STATUS DETERMINATION. A Participant may request the Retirement Committee to determine whether specific contemplated employment will be considered Suspension Service. Such request shall be in writing and shall specify the name, address and social security number of the Participant, the terms of the contemplated employment, the proposed date of employment, job classification and work schedule, and such other information as the Retirement Committee may request. The Retirement Committee shall notify the Participant of its determination not later than sixty (60) days following receipt of the Participant's notice and such additional information as may be requested by the Retirement Committee to enable it to make such determination.


                                   ARTICLE XVI
             CREDIT FOR YEARS OF BENEFIT SERVICE UPON REEMPLOYMENT
                    FOLLOWING RECEIPT OF AN OPTIONAL LUMP SUM

      16.1 Reemployment With Credit For Prior Years of Benefit Service. If a Participant who elected to receive an optional lump sum benefit under
 Section 11.1 or Section 11.2 on or after January 1, 1976, is subsequently reemployed by an Employer, his or her Years of Benefit Service shall include his or her Years of Benefit Service prior to the date his or her service terminated only if:

           (a) the amount he or she received was less than the actuarial value of his or her Accrued Benefit, as of the date his or her service terminated; and

           (b) within two (2) years of the date the Participant resumes employment with an Employer, he or she repays to the Trust the entire amount he or she received, together with interest computed on such amount from the date of distribution to the date of repayment, compounded annually from the date of distribution, at the rate as determined in Section 411(c)(2)(C) of the Code. Notwithstanding the preceding sentence, a Participant shall not be required to repay the amount he or she received before the end of a period of five (5) consecutive one-year Breaks in Service.

      16.2 REEMPLOYMENT WITHOUT CREDIT FOR PRIOR YEARS OF BENEFIT SERVICE. If a Participant who elected to receive an optional lump sum benefit under
 Section 11.1 or Section 11.2 on or after January 1, 1976, is subsequently reemployed by an Employer, his or her Years of Benefit Service shall not include his or her Years of Benefit Service prior to the date his or her service terminated if the amount he or she received was equal to or greater than the actuarial value of his or her Accrued Benefit as of the date his or her service terminated.

      16.3 REEMPLOYMENT WITH PARTIAL CREDIT FOR PRIOR YEARS OF BENEFIT SERVICE. If a Participant who elected to receive an optional lump sum benefit under Section 11.1 or Section 11.2 on or after January 1, 1976, and received less than the actuarial value of his or her Accrued Benefit is subsequently reemployed, but he or she does not repay to the Trust the amount he or she received with interest thereon as provided in Section 16.1, his or her Years of Benefit Service shall include his or her Years of Benefit Service prior to the date his or her service terminated, provided, however, any subsequent benefit payable to or in respect of such Participant shall be reduced by a benefit having an actuarial value equal to the amount he or she received.


                               ARTICLE XVII
                          TOP HEAVY PROVISIONS

      17.1 TOP HEAVY REQUIREMENTS. Notwithstanding any provision of this Plan to the contrary, if the Plan is or becomes Top Heavy with respect to any Employer in any Plan Year beginning after December 31, 1983, then the provisions of this Article shall become applicable and supersede any conflicting provisions of this Plan which are applicable with respect to participation of such Employer in this Plan, but not with respect to the participation of any other Employer.

      17.2 MINIMUM VESTING REQUIREMENT. Except as hereinafter provided, the nonforfeitable interest of each Participant in his or her Accrued Benefit shall be determined in accordance with the following schedule:

             YEARS OF VESTING SERVICE        VESTED PERCENTAGE

                0 but less than 2                     0%
                2 but less than 3                    20%
                3 but less than 4                    40%
                4 but less than 5                    60%
                5 but less than 6                    80%
                6 or more                           100%

      The nonforfeitable interest of any Participant who is not credited with an Hour of Service after the Plan becomes Top Heavy shall, however, be determined in accordance with the provisions of the Plan without regard to this Section.

      In the event the Plan ceases to be Top Heavy, the Employer may amend the vesting schedule, provided the Employer complies with the provisions of
 Section 22.1.

      17.3 MINIMUM BENEFIT REQUIREMENT. The benefit of each Participant who is a Non-Key Employee, when expressed as an annual retirement benefit payable in the form of a single life annuity beginning at his or her Normal Retirement Date, shall not be less than the Participant's average compensation multiplied by the lesser of (I) two percent (2%) multiplied by the number of the Participant's Years of Benefit Service, or (ii) twenty percent (20%). For purposes of this Section:

            (a) the following Years of Benefit Service shall be excluded in determining the minimum benefit of any Participant:

                 (i) any Year of Benefit Service if the Plan was not Top Heavy for the Plan Year ending during such year; and

                 (ii) any Year of Benefit Service completed in a Plan Year beginning before January 1, 1984.

            (b) The average compensation of a Participant shall mean the average of the Participant's compensation (as defined in Section 13.7) for the period of the Participant's Years of Benefit Service (not exceeding five (5)) during which he or she had the greatest compensation, excluding:

                 (i) any Year of Benefit Service (and compensation received by the Participant during such year) which ends in a Plan Year beginning before January 1, 1984; and

                 (ii) any Year of Benefit Service (and compensation received by the Participant during such year) which begins after the close of the last year in which the Plan was Top Heavy.

      17.4 MODIFIED LIMITATION ON ANNUAL ADDITIONS. The combined defined contribution and defined benefit plan limitation set forth in Section 13.5 shall be applied by substituting 1.0 for 1.25 whenever 1.25 appears therein for each Plan Year in which the Plan is Top Heavy.

      17.5 PRESENT VALUE FACTORS. For purposes of determining the Top Heavy Ratio, the present value of Accrued Benefits of the Plan shall be based on the following factors:

      Interest:          Six and one-half percent (6 1/2%) per annum.

      Mortality Table:   1971 Group Annuity Mortality Table using male rates
                         for all individuals regardless of sex.


                               ARTICLE XVIII
                               CONTRIBUTIONS

      18.1 EMPLOYER CONTRIBUTIONS. Each Employer shall from time to time contribute to the Trust such amounts as shall be required under accepted actuarial principles to provide the benefits under the Plan and to meet the funding requirements of ERISA.

      18.2 ERRONEOUS EMPLOYER CONTRIBUTIONS. All contributions by an Employer are conditioned upon the continued qualification of the Plan under the Code, including any amendments to the Plan, and upon the deductibility under Section 404 of the Code. Upon the request of an Employer, any contribution made (a) by reason of a mistake of fact, (b) conditioned upon initial qualification of the Plan or conditioned upon qualification of the Plan, as amended, or (c) for which a deduction is disallowed under Section 404 of the Code shall be returned to the Employer within one (1) year of the mistaken payment of the contribution, the date of denial of qualification, or disallowance of the deduction, as the case may be. The amount which may be returned to an Employer is the excess of the amount contributed over the amount that would have been contributed had there not occurred a mistake of fact or a mistake in determining the deduction. Compensation attributable to any excess contribution shall not be returned to the Employer, but losses attributable thereto shall reduce the amount which may be returned.

      18.3 APPLICATION FOR FORFEITURES. All forfeitures arising from terminations of employment shall be applied to reduce Employer contributions, and no such amounts shall in any event be applied to increase the benefits any Participant would otherwise receive under the Plan at any time prior to the termination of the Plan.

      18.4 TRUST. In order to establish a funding medium to carry out the provisions of the Plan, the Employers shall maintain a Trust with a bank or trust company as Trustee, as the Finance Committee shall appoint. Such Trust shall become a part of the Plan and shall provide that no part of the corpus or income of the Trust Fund shall, except as otherwise provided in this Plan, be used for, or diverted to, purposes other than the exclusive benefit of the Participants and their Beneficiaries.


                               ARTICLE XIX
                          RETIREMENT COMMITTEE

      19.1 APPOINTMENT OF RETIREMENT COMMITTEE. The Human Resources Committee of the Board of Directors shall appoint a committee of not less than four (4) individuals who shall have authority to control and manage the administration of the Plan. The Retirement Committee shall act by a majority of its members, and such action may be taken by vote at a meeting or in a writing without a meeting. Any member may participate in a meeting by means of a conference telephone or similar communications equipment by means of which all persons participating can hear each other.

      19.2 APPOINTMENT, RESIGNATION AND REMOVAL. Any person appointed to serve as a member of the Retirement Committee shall serve at the pleasure of the Human Resources Committee of the Board of Directors and may be removed by delivery of written notice of removal which shall take effect at the date specified therein. Any member of the Retirement Committee may resign at any time by delivering to the Human Resources Committee a written notice of resignation which shall take effect at a date specified therein. The Human Resources Committee, as soon as practicable following delivery of a written notice of removal or receipt of a written notice of resignation of any member of the Retirement Committee, shall consider the appointment of a successor.

      19.3 DUTIES. The Retirement Committee shall be a named fiduciary within the meaning of Section 402(a)(2) of ERISA with the following powers and complete discretionary authority to control and manage the operation and administration of the Plan:

            (a) to determine all questions concerning the eligibility of Employees to participate in and receive benefits under the Plan;

            (b) to compute the amount of benefits payable to any Participant or other person;

            (c) to authorize and direct the Trustee with respect to payment of benefits;

            (d) to interpret the provisions of the Plan and to make rules and regulations for the administration of the Plan;

           (e) to maintain all the necessary records for the administration of the Plan;

           (f) to monitor the performance of the Trustee and any Investment Managers and to report its findings to the Finance Committee not less often than semiannually;

           (g)  to act as agent for service of legal process; and

           (h) to employ or retain counsel, accountants, actuaries or such other consultants as may be required to assist in administering the Plan.

      The interpretation of the Plan and the construction of Plan provisions that are made by the Retirement Committee shall be final, conclusive and binding on all affected parties.

      Except as provided in subsection (f) of this Section, the Retirement Committee shall have no power or authority over the investment of the assets of the Trust Fund. The Finance Committee, Trustee and/or any duly appointed Investment Manager or Managers shall have exclusive authority and discretion to manage and control the Trust Fund in accordance with the terms of the Trust.

      19.4 NOTICE TO TRUSTEE. The Retirement Committee shall give the Trustee written notice whenever a Participant or other person is entitled to receive a distribution of Plan benefits. Such notice shall indicate the name of the Participant or other person entitled to receive a distribution and the manner in which the distribution is to be made.

      Unless a Participant otherwise elects, in no event shall the distribution of benefits to such Participant commence later than the sixtieth (60th) day after the latest of (I) the close of the Plan Year in which occurs the earlier of the date on which the Participant attains age sixty-five (65) or his or her Normal Retirement Date, (ii) the close of the Plan Year in which occurs the tenth (10th) anniversary of the year in which the Participant commenced participation in the Plan, or (iii) the close of the Plan Year in which the Participant terminates employment with an

 Employer and is no longer employed by any Employer. The aforesaid election may be made by submitting to the Retirement Committee a written statement, signed by the Participant, which specifies the date, subject to the restrictions of Section 26.3, on which the distribution of benefits shall commence.

      19.5 FIDUCIARY DUTIES. The Retirement Committee shall discharge its duties under the Plan solely in the interest of the Participants and their Beneficiaries and:

           (a) for the exclusive purpose of (i) providing benefits to Participants and their Beneficiaries, and (ii) defraying reasonable expenses of administering the Plan; and

           (b) with the care, skill, prudence, and diligence under the circumstances then prevailing that a prudent man acting in like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims.

      19.6 REPORTING AND DISCLOSURE. The Retirement Committee shall furnish to each Participant and to each other person who is receiving benefits under the Plan, and shall file with the Secretary of Labor, the Secretary of Treasury and the Pension Benefit Guaranty Corporation all reports, disclosures and notifications as are required under the Code.

      19.7 DELEGATION OF MINISTERIAL DUTIES. The Retirement Committee may, by a writing signed by a majority of its members, delegate to any member or members of the Committee or to any Employee or Employees, severally or jointly, the authority to perform any ministerial act in connection with the administration of the Plan.

      19.8 COMPENSATION AND REIMBURSEMENT OF EXPENSES. The members of the Retirement Committee shall be entitled to reasonable compensation for services rendered, and to reimbursement of expenses properly and actually incurred, in the performance of their duties on behalf of the Plan, but no person so serving who already receives pay from an Affiliated Employer shall receive compensation for such services, except for reimbursement of expenses properly and actually incurred and not otherwise reimbursed.

      19.9 UNIFORMITY OF RULES AND REGULATIONS. In the administration of the Plan and the interpretation and application of its provisions, the Retirement Committee shall exercise its powers and authority in a nondiscriminatory manner, and shall apply uniform administrative rules and regulations in order to assure substantially the same treatment to Participants in similar circumstances.

      19.10 RELIANCE ON REPORTS. The Retirement Committee shall be entitled to rely upon all certificates and reports made by any counsel, accountant, actuary or other consultant employed or retained to assist in administering the Plan.

      19.11 MULTIPLE SIGNATURES. A majority of the members of the Retirement Committee or any one member authorized by such Committee shall have authority to execute all documents, reports or other memoranda necessary or appropriate to carry out the actions and decisions of the Retirement Committee. The Trustee, any investment manager or any other interested party may rely upon any document, report or other memorandum so executed as evidence of the Retirement Committee action or decision indicated thereby.

      19.12 PAYMENT OF PLAN EXPENSES. Notwithstanding any provision of the Plan or the Trust to the contrary, payment of any reasonable expenses of administering the Plan, as determined by the Retirement Committee, shall be made from the Trust Fund, unless paid by the Employer. If such expenses are incurred as a result of services provided to the Plan or Trust by a party in interest (as defined in Section 3(14) of ERISA), no payment shall be made from the Trust Fund unless such payment - (a) satisfies the applicable requirements of Section 408 of ERISA and the regulations thereunder; or (b) is otherwise exempt from the applicable prohibited transaction rules of the Code and ERISA.


                               ARTICLE XX
                           FINANCE COMMITTEE

      20.1 DUTIES. The Finance Committee shall be a named fiduciary within the meaning of Section 402(a)(2) of ERISA and shall have the following duties and responsibilities:

            (a) to appoint and remove the Trustee and establish the terms of the Trust Agreement;

            (b) to establish investment policies and objectives with regard to management of the Trust Fund; and

            (c) to appoint one or more Investment Managers to direct the investment of the Trust Fund or such portion thereof as may be designated by the Finance Committee, to remove any Investment Manager, and to establish investment guidelines which shall be binding on such Investment Managers.

      The Finance Committee shall act by a majority of its members and such action may be taken by a vote at a meeting or in a writing without a meeting. Any member may participate in a meeting by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. In carrying out its duties, the Finance Committee may employ or retain counsel, accountants, actuaries and such other consultants as it deems to be in the best interests of the Plan. The Finance Committee may, by a writing signed by a majority of its members, delegate to any member or members of the Committee or to any Employee or Employees, severally or jointly, the authority to perform any ministerial act in connection with the administration of the Plan.

      The Finance Committee shall have no power or authority to control the operation and administration of the Plan, apart from its duties as enumerated in this Section.

      20.2 FIDUCIARY DUTIES. The Finance Committee shall discharge its duties under the Plan and Trust solely in the interest of the Participants and their Beneficiaries and:

            (a) for the exclusive purposes of (i) providing benefits to the Participants and Beneficiaries; and (ii) defraying reasonable expenses of administering the Plan and Trust;

            (b) with the care, skill, prudence, and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of like character and with like aims; and

            (c) by diversifying the investments of the Trust so as to minimize the risk of large losses, unless under the circumstances it is clearly prudent not to do so.

      20.3 COMPENSATION AND REIMBURSEMENT OF EXPENSES. The members of the Finance Committee shall be entitled to reasonable compensation for services rendered, and to reimbursement of expenses properly and actually incurred, in the performance of their duties on behalf of the Plan, but no person so serving who already receives compensation from an Affiliated Employer for services rendered as an Employee shall receive compensation for such services, except for reimbursement of expenses properly and actually incurred and not otherwise reimbursed.

      20.4 RELIANCE ON REPORTS. The Finance Committee shall be entitled to rely upon all certificates and reports made by any counsel, accountant, actuary, investment manager or other consultant employed or retained to assist in administering the Plan and Trust.

      20.5 MULTIPLE SIGNATURES. A majority of the members of the Finance Committee or any one member authorized by such Committee shall have authority to execute all documents, reports or other memoranda necessary or appropriate to carry out the actions and decisions of the Finance Committee. The Trustee, any investment manager or any other interested party may rely upon any document, report or other memorandum so executed as evidence of the Finance Committee action or decision indicated thereby."


                               ARTICLE XXI
                             CLAIMS PROCEDURE

      21.1 FILING A CLAIM FOR BENEFITS. A Plan Participant or other person entitled to benefits under the Plan may make a claim for Plan benefits by filing a written request with the Retirement Committee upon a form to be furnished to it for such purpose.

      21.2 DENIAL OF CLAIM. If a claim is wholly or partially denied, the Retirement Committee shall furnish the claimant with written notice setting forth in a manner calculated to be understood by the claimant:

            (a)  the specific reason or reasons for the denial;

            (b) specific reference to pertinent Plan provisions on which the denial is based;

            (c) a description of any additional material or information necessary for the claimant to perfect his or her claim and an explanation why such material or information is necessary; and

            (d) appropriate information as to the steps to be taken if the claimant wishes to submit his or her claim for review.

      Such notice shall be furnished to the claimant within ninety (90) days after receipt of his or her claim, unless special circumstances require an extension of time for processing his or her claim. If an extension of time for processing is required, the Retirement Committee shall, prior to the termination of the initial ninety (90) day period, furnish the claimant with written notice indicating the special circumstances requiring an extension and the date by which the Committee expects to render its decision. In no event shall an extension exceed a period of ninety (90) days from the end of the initial ninety (90) day period.

      21.3 APPEAL OF DENIED CLAIM. A claimant may request the Retirement Committee to review a denied claim. Such request shall be in writing and must be delivered to the Retirement Committee within sixty (60) days after receipt by the claimant of written notification of denial of claim. A claimant or his or her duly authorized representative may:

           (a)  review pertinent documents, and

           (b)  submit issues and comments in writing.

      21.4 DECISION ON APPEAL. The Retirement Committee shall notify the claimant of its decision on review not later than sixty (60) days after receipt of a request for review, unless special circumstances require an extension of time for processing, in which case a decision shall be rendered as soon as possible, but not later than one hundred twenty (120) days after receipt of a request for review. If an extension of time for review is required because of special circumstances, written notice of the extension must be furnished to the claimant prior to the commencement of the extension. The Retirement Committee's decision on review shall be in writing and shall include specific reasons for the decision, as well as specific references to the pertinent Plan provisions on which the decision is based.


                               ARTICLE XXII
                         AMENDMENT AND TERMINATION

      22.1 AMENDMENT. The Board of Directors may from time to time amend any or all provisions of the Plan, provided that no amendments shall, except as otherwise provided in this Plan, permit any part of the Trust Fund to revert to any Employer or to be used or diverted to purposes other than the exclusive benefit of the Participants, their surviving spouses and Beneficiaries. Each such amendment shall be effective in respect of each adopting Employer without further action by any such Employer.

      If the vesting provisions in effect under the Plan are amended, each Participant who has completed at least three (3) Years of Vesting Service, may elect to have his or her nonforfeitable interest determined without regard to such amendment. The Retirement Committee shall promptly furnish each such Participant with written notice of the adoption of such amendment and the availability of the election to have his or her nonforfeitable interest determined without regard to such amendment. An election by a Participant shall be in writing and shall be effective if filed with the Retirement Committee at any time during the period beginning with the date such amendment is adopted and ending on the later of (i) the date which is sixty (60) days after the day such amendment is adopted, (ii) the day which is sixty (60) days after the day such amendment becomes effective, or (iii) the day which is sixty (60) days after the Participant receives written notice of such amendment. An election once made shall be irrevocable.

      No amendment shall, except to the extent permitted under Section 412(c)(8) of the Code, decrease a Participant's Accrued Benefit or, except to the extent permitted by Section 411(d)(6) of the Code, eliminate an early retirement benefit, a retirement type subsidy or an optional form of benefit. In addition, no amendment shall have the effect of decreasing a Participant's nonforfeitable interest determined without regard to such amendment as of the later of the date such amendment is adopted or the date it becomes effective.

      22.2 TERMINATION. An Employer may terminate the Plan with respect to its Employees at any time. Upon complete or partial termination of the Plan by an Employer, the rights of its affected Participants to their respective Accrued Benefits, based on Years of Benefit Service prior to the date of termination, shall become fully vested and nonforfeitable. The assets of the Trust, other than the assets held pursuant to Article XXIII, attributable to such Employer, after payment of all proper expenses, shall be liquidated by the payment or provision for the payment of benefits in the following order of preference:

            (a)  First, in the case of benefits payable as an annuity:

                 (i) In the case of a benefit of a Participant or Beneficiary which was in pay status as of the beginning of the three (3) year period ending on the termination date of the Plan, to each such benefit, based on the provisions of the Plan (as in effect during the five (5) year period ending on such date) under which such benefit would be the least; and

                 (ii) In the case of a Participant's or Beneficiary's benefit (other than a benefit described in (1) above) which would have been in pay status as of the beginning of such three
            (3) year period if the Participant had retired prior to the beginning of the three (3) year period and if his or her benefits had commenced (in the normal form of pension payment) as of the beginning of such period, to each such benefit based on the provisions of the Plan (as in effect during the five (5) year period ending on such date) under which such benefit would be the least.

      For purposes of (i) above, the lowest benefit in pay status during a three (3) year period shall be considered the benefit in pay status for such period.

            (b) Second, (i) to all other benefits (if any) of individuals under the Plan guaranteed under Title IV of ERISA (determined without regard to Section 4022B(b) of ERISA, and (ii) to the additional benefits (if any) which would be determined under (i) if Section 4022(b)(5) of ERISA did not apply.

            (c)  Third, to all other nonforfeitable benefits under the Plan.

            (d)  Fourth, to all other benefits under the Plan.

            (e) Fifth, any balance attributable to such Employer remaining in the Trust Fund after payment or providing for payment of the benefits described in the foregoing categories (a) through (d) shall be returned to the Employer.

      If the assets of the Trust attributable to such Employer available for allocation under any category (other than category (c) or (d)) are insufficient to satisfy in full the benefits of all individuals which are described in that category, the assets shall be allocated pro rata among such individuals on the basis of the present value (as of the termination date) of their respective benefits described in that category. If the assets of the Trust available for allocation under category (c) are not sufficient to satisfy in full the benefits of individuals described in that category, then (i) except as provided in subsection (ii), the assets shall be allocated to the benefits of individuals described in category (c) on the basis of the benefits of individuals which would have been described in category (c) under the Plan as in effect at the beginning of the five (5) year period ending on the date of Plan termination; and (ii) if the assets available for allocation under subsection (i) are sufficient to satisfy in full the benefits described in category (c), then for purposes of subsection (i) benefits of such individuals described therein shall be determined on the basis of the Plan as amended by the most recent Plan amendment effective during such five (5) year period under which the assets available for allocation are sufficient to satisfy in full the benefits of individuals described in subsection (i) and any assets remaining to be allocated under such subsection shall be allocated under subsection (i) on the basis of the Plan as amended by the next succeeding plan amendment effective during such period.

      22.3 BENEFIT SERVICE AND AVERAGE ANNUAL COMPENSATION FOLLOWING PLAN TERMINATION. In the event an Employer terminates the Plan with respect to its Employees, the Years of Benefit Service and Average Annual Compensation of an affected Participant who is subsequently employed by another Employer prior to incurring a Break in Service shall include his or her Years of Benefit Service and Average Annual Compensation prior to such termination; provided, however, the benefits, if any, subsequently payable to or in respect of such a Participant shall be reduced by a benefit which is the

 Actuarial Equivalent of the amount, if any, distributed to him or her in accordance with Section 22.2 by reason of such termination. If a Participant who is affected by a termination is not employed by another Employer before he or she has incurred a Break in Service, his or her Years of Benefit Service and Average Annual Compensation prior to such termination shall be disregarded.


                               ARTICLE XXIII
                         RETIREE MEDICAL BENEFITS

      23.1 401(h) ACCOUNT. The Trustee shall establish and maintain a separate account ("401(h) account") for the payment, in accordance with this Article, of benefits for sickness, accident, hospitalization and medical expenses of retired Employees, their spouses and their dependents. The provision of such benefits is intended to comply with the applicable requirements of Section 401(h) of the Code and the regulations thereunder.

      23.2 RETIREE MEDICAL BENEFITS. The benefits payable under this Article ("Retiree Medical Benefits") and the amount to be paid shall be determined under the terms and provisions of the Hannaford Bros. Co. Retiree Medical Plan ("Retiree Medical Plan"), as the same may from time to time be amended. In no event shall payment of any benefit be made under this Article with respect to any Employee unless --

           (a) the Employee, or his or her spouse or dependent, is entitled to such benefit under the Retiree Medical Plan; and

           (b) the Employee is eligible to receive retirement benefits under the Plan or has terminated employment due to permanent disability. For purposes of the preceding sentence an Employee shall not be considered eligible to receive retirement benefits if termination of employment is a condition to receiving such benefits.

      23.3 CONTRIBUTIONS. Each Employer whose Employees are eligible to participate in the Retiree Medical Plan may from time to time contribute to the Trust amounts to be allocated to the 401(h) account. At the time of each such contribution, the Employer shall designate in writing that the contribution is to be used to fund Retiree Medical Benefits. An Employer's contributions to the 401(h) account shall be reasonable and ascertainable and shall not exceed the total cost of providing Retiree Medical Benefits to its Employees. The total cost of providing Retiree Medical Benefits shall be determined in accordance with any generally accepted actuarial method which is reasonable in view of the provisions of the Retiree Medical

 Plan, the funding medium, and other applicable considerations. In no event shall the aggregate Employer contribution to fund Retiree Medical Benefits for any taxable year exceed the greater of --

           (a) an amount determined by distributing the remaining unfunded costs of past and current service credits as a level amount or a level percentage of Compensation over the remaining future service of each Employee; or

           (b) ten percent (10%) of the total cost required to fund such benefits.

 To determine the appropriate limit under the preceding sentence, either subsection (a) shall apply to all Employees or subsection (b) shall apply to all Employees.

      In addition, the aggregate contributions for Retiree Medical Benefits when added to the contributions, if any, under the Plan, for life insurance benefits, shall not exceed twenty-five percent (25%) of the total actual contributions to the Plan (other than contributions for past service credits) after January 1, 1990. For purposes of this Section, life insurance benefits include any benefit paid under the Plan as a result of a Participant's death, to the extent such payment exceeds the amount of the reserve required to provide the retirement benefits accrued by the Participant as of the date of death.

      23.4 FORFEITURES. In the event that the interest of any individual in Retiree Medical Benefits is forfeited prior to the termination of the Retiree Medical Plan, an amount equal to the amount of such forfeiture shall be applied as soon as possible to reduce future Employer contributions to fund Retiree Medical Benefits. Notwithstanding the preceding sentence, at no time shall an Employee or his or her spouse or dependents have a vested interest in Retiree Medical Benefits or in the 401(h) account; neither shall retirement nor entitlement to retirement benefits hereunder create any such vested interest in any individual.

      23.5 INVESTMENTS. The 401(h) account shall be maintained for recordkeeping purposes only, and contributions to the 401(h) account may be commingled for investment purposes with contributions pursuant to Article XVIII of the Plan, provided that earnings and losses on investments are allocated to the 401(h) account in the same proportion that the value of assets in the 401(h) account bears to the total value of all Plan assets.

      23.6 REVERSION TO EMPLOYER. Prior to the satisfaction of all liabilities hereunder to pay Retiree Medical Benefits, no part of the corpus or income of the 401(h) account may be used for, or diverted to, any purpose other than the satisfaction of such liabilities or the payment of any necessary or appropriate expenses attributable to the administration of the 401(h) account. After satisfaction of all liabilities hereunder to pay Retiree Medical Benefits, any assets remaining in the 401(h) account shall be returned to the Employers in the same proportion that each such Employer's aggregate contributions to the 401(h) account bear to the total contributions of all such Employers to the 401(h) account.

      23.7 KEY EMPLOYEES. The Trustee shall establish and maintain a separate subaccount within the 401(h) account with respect to the Retiree Medical Benefits payable to a Key Employee (or his or her spouse and dependents), and such benefits shall be payable only from such subaccount.


                               ARTICLE XXIV
                        NONALIENABILITY OF BENEFITS;
                    QUALIFIED DOMESTIC RELATIONS ORDERS


      24.1 NONALIENABILITY OF BENEFITS. Except as expressly provided below, the benefits provided under the Plan shall not be subject to alienation, assignment, garnishment, attachment, execution or levy of any kind, and any attempt to cause such benefits to be so subjected will not be recognized.

      24.2 QUALIFIED DOMESTIC RELATIONS ORDERS. The provisions of the immediately preceding section shall apply to the creation, assignment or recognition of a right to any benefit payable with respect to a Participant pursuant to a domestic relations order, unless the order is determined to be a qualified domestic relations order.

      24.3 NOTICE. Upon the receipt of any domestic relations order by the Plan, the Retirement Committee shall promptly notify, in writing, the Participant and any alternate payee named in the domestic relations order (at the address included in the domestic relations order) of the receipt of such order and the Plan's procedures for determining the qualified status of such domestic relations order.

      24.4 REPRESENTATIVE. Any alternate payee named in a domestic relations order received by the Plan shall have the right to designate, by notice in writing to the Retirement Committee, a representative for the receipt of copies of notices that are sent to the alternate payee with respect to such domestic relations order.

      24.5 SEPARATE ACCOUNT. During any period in which the issue of whether a domestic relations order is a qualified domestic relations order is being determined (by the Retirement Committee, by a court of competent jurisdiction, or otherwise), the Retirement Committee shall direct the Trustee to segregate in a separate interest-bearing account in the Plan or in an interest-bearing escrow account, the amounts which would have been payable to any alternate payee during such period if the order had been determined to be a qualified domestic relations order.

      24.6  DETERMINATION BY RETIREMENT COMMITTEE.

            (a) Within ninety (90) days after receipt of a domestic relations order, the Retirement Committee shall determine whether such order is a qualified domestic relations order and shall notify, in writing, the Participant and each alternate payee named in such order of such determination.

            (b) If the Retirement Committee shall determine that the domestic relations order is a qualified domestic relations order, the Retirement Committee shall direct the Trustee to pay to each alternate payee named in such order, the benefits required to be paid under such order, including any amounts segregated in a separate account or escrow account in accordance with the immediately preceding Section (including any interest thereon).

            (c) If the Retirement Committee shall determine that the domestic order is not a qualified domestic relations order, the notice required by subsection (a) above shall include a statement of the specific reason or reasons for the Retirement Committee's determination and the Retirement Committee shall direct the Trustee to continue to segregate, in a separate account or escrow account, during the eighteen (18) month period beginning on the date that the first payment is required to be made under such domestic relations order, any amounts which would have been payable to any alternate payee during such eighteen (18) month period if the order had been determined to be a qualified domestic relations order, unless such order shall sooner be determined, by the Retirement Committee or a court of competent jurisdiction, to be a qualified domestic relations order, in which event the Retirement Committee shall direct the Trustee to make payment of any such segregated amount to each alternate payee named in the order in accordance with subsection (b) above. If neither the Retirement Committee nor a court of competent jurisdiction shall determine within said period of eighteen (18) months that such domestic relations order is a qualified domestic relations order; then, upon expiration of said period, the Retirement Committee shall direct the Trustee to pay any such segregated amount (including any interest thereon) to the person or persons who would have been entitled to such amounts if there had been no order.

      24.7 DEFINITIONS. As used in this Article, the following terms shall have the meanings hereinafter set forth:

            (a) "Alternate payee" shall mean any spouse, former spouse, child or other dependent of a Participant who is recognized by a domestic relations order as having a right to receive all, or a portion of, the benefits payable under the Plan with respect to such Participant.

            (b) "Domestic relations order" shall mean any judgment, decree or order (including approval of property settlement agreement) which relates to the provisions of child support, alimony payments or marital property rights to a spouse, former spouse, child or other dependent of a Participant, and is made pursuant to a state domestic relations law (including a community property law).

           (c) "Earliest retirement age" shall mean the date on which, under the Plan, a Participant could elect to receive retirement benefits.

           (d) "Qualified domestic relations order" shall mean a domestic relations order which:

                (i) creates or recognizes the existence of an alternate payee's right to, or assigns to an alternate payee the right to, receive all or a portion of the benefits payable with respect to a Participant under the Plan; and

                (ii)  clearly specifies:

                      (1) the name and the last known mailing address (if any) of the Participant and the name and mailing address of each alternate payee covered by the order;

                      (2) the amount or percentage of the Participant's benefits to be paid by the Plan to each such alternate payee, or the manner in which such amount or percentage is to be determined;

                      (3) the number of payments or period to which such order applies; and

                      (4)  each plan to which such order applies; and

                 (iii)  does not require the Plan to:

                        (1) provide any type or form of benefits, or any option, not otherwise provided under the Plan;

                        (2) provide increased benefits (determined on the basis of actuarial value); or

                        (3) pay benefits to an alternate payee which are to be paid to another alternate payee under an order previously determined to be a qualified domestic relations order.

      In the case of any payment to an alternate payee before a Participant has separated from service, a domestic relations order shall not be treated as failing to meet the requirements of clause (1) of subparagraph (iii) solely because such order requires that payment of benefits be made to an alternate payee:

                 (i) on or after the date on which the Participant attains (or would have attained) the earliest retirement age;

                 (ii) as if the Participant has retired on the date on which such payment is to begin under such order; and

                 (iii) in any form in which such benefits may be paid under the Plan to the Participant (other than in the form of a qualified joint and survivor annuity with respect to the alternate payee and his or her subsequent spouse).


                                 ARTICLE XXV
                               DIRECT ROLLOVERS

      25.1 ELIGIBILITY. Effective January 1, 1993, a Participant who is entitled to receive a lump sum payment from the Plan may elect to have such payment (or portion thereof not less than $500) made directly to an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code (other than an endowment contract), a trust described in Section 401(a) of the Code which is exempt from tax under Section 501(a) of the Code and which is part of a defined contribution plan described in Section 414(i) of the Code that permits rollover contributions, or an annuity plan described in Section 403(a) of the Code.

      An alternate payee who is entitled to receive a lump sum payment from the Plan pursuant to a qualified domestic relations order under Article XXIV and who is the spouse or a former spouse of a Participant may make an election pursuant to the preceding paragraph as if such alternate payee were the Participant.

      A surviving spouse who is entitled to receive a lump sum payment from the Plan by reason of the Participant's death may elect to have such payment (or a portion thereof not less than $500.00) made directly to an individual retirement account described in Section 408(a) of the Code or an individual retirement annuity described in Section 408(b) of the Code. A surviving spouse who is the Participant's beneficiary under a Five Year Certain and Life Annuity and who is entitled to receive payments under such annuity by reason of the Participant's death may elect as hereinafter provided to have such payments (or a portion thereof not less than $500.00) made directly to an individual retirement account described in Section 408(a) of the Code or an individual retirement annuity described in Section 408(b) of the Code, provided the aggregate amount of such payments for the calendar year will be at least $200.00.

      The preceding provisions of this Section shall apply only to the extent payment to the Participant, alternate payee, or surviving spouse, as the case may be, is not required under Section 26.3.

      25.2 NOTICE. No earlier than ninety (90) days and no later than thirty (30) days before a lump sum payment is to be made under the Plan, or before payments commence to a surviving spouse under a Five Year Certain and Life Annuity, the Retirement Committee shall provide the Participant, alternate payee, or surviving spouse, as the case may be, with a written explanation of -

            (a) the rules under which he or she may elect a payment pursuant to this Article ("direct rollover");

            (b) the legal requirement that federal income tax be withheld from the payment if he or she does not elect a direct rollover;

            (c) the rules under which the amount that he or she actually receives will not be subject to federal income tax if such amount is transferred ("rolled over") within sixty (60) days after being received pursuant to Section 402(c) of the Code;

            (d) the rules, if applicable, for receiving special income tax averaging, or capital gain treatment, under Section 402(d) of the Code; and

            (e) the Plan provisions under which a direct rollover election by a surviving spouse with respect to one payment in a series of periodic payments under a Five Year Certain and Life Annuity will apply to all subsequent payments until such election is changed.

            Such written explanation shall be provided annually to a surviving spouse receiving benefits under a Five Year Certain and Life Annuity. If the time requirements in this paragraph would require that written explanation be given prior to January 1, 1993, such requirements shall not apply, and the Retirement Committee shall provide the written explanation within a reasonable period of time before payment is to be made.

           Notwithstanding the foregoing to the contrary, if an individual, after receiving the written explanation required by this Section, affirmatively elects to make or not make a direct rollover, an eligible rollover distribution may be made less than thirty (30) days after the date such written explanation was given, provided the Retirement Committee has informed such individual, in writing, of his or her right to a period of at least thirty (30) days to make such election.

      25.3 ELECTION. An election pursuant to this Article shall be made in such manner and at such time as the Retirement Committee shall prescribe and shall include:

           (a) the name of the individual retirement account or plan receiving the direct rollover;

           (b) a statement that such account or plan is eligible to receive a direct rollover; and

           (c) any other information necessary to permit a direct rollover by the means selected by the Retirement Committee.

      If a Participant is married, a direct rollover of a payment exceeding $3,500 may not be made unless such Participant has obtained the written consent of his or her spouse as required by Section 10.6. An alternate payee who is a former spouse of a Participant shall not be required to obtain the written consent of his or her new spouse, if remarried, in order to make a direct rollover.

      An election by a surviving spouse to make a direct rollover with respect to one payment in a series of periodic payments under a Five Year Certain and Life Annuity shall apply to all subsequent payments in the series until such election is changed; such change with respect to subsequent payments may be made at any time.

                               ARTICLE XXVI
                               MISCELLANEOUS

      26.1 MERGER OR CONSOLIDATION OF PLAN. In case of any merger or consolidation of the Plan with, or transfer of assets or liabilities of the Plan to, any other plan, provision must be made so that each Participant would, if the Plan then terminated, receive a benefit immediately after the merger, consolidation or transfer which is equal to or greater than the benefit he or she would have been entitled to receive immediately before the merger, consolidation or transfer if the Plan had then terminated. In the case of a plan spin-off from the Plan, the applicable percentage of "excess assets," as defined in Section 414(l) of the Code, if any, shall be allocated to the spun off plan, as required under such section.

      26.2 DISTRIBUTIONS TO MINORS AND INCOMPETENT PERSONS. If any person to whom benefits shall be distributable under the Plan shall be a minor or if the Retirement Committee, in its discretion, shall determine that such person is incompetent by reason of mental or physical disability, the Retirement Committee may direct the Trustee to distribute such benefits in one or more of the following ways:

            (a)  directly to such minor or incompetent person;

            (b)  to the legal representative or spouse of such person; or

            (c) to any other person for the use or benefit of such minor or incompetent person.

      In no event shall either the Retirement Committee or Trustee be required to see to the application of any such distributions, and distributions made pursuant to this Section shall operate as a complete discharge of the Trustee, the Retirement Committee and the Trust Fund.

      26.3 COMMENCEMENT OF DISTRIBUTIONS. A Participant who had not attained age seventy and one-half (70 1/2) prior to January 1, 1988, shall commence (or recommence if benefits were suspended), to receive benefits not later than April 1 of the calendar year following the calendar year in which he or she attains age seventy and one-half (70 1/2). A Participant who had attained age seventy and one-half (70 1/2) prior to January 1, 1988, shall commence (or recommence) to receive benefits not later than April 1 of the calendar year following the calendar year in which he or she terminates employment, unless such Participant is a Five Percent Owner, in which case benefits shall commence (or recommence) in accordance with the requirements of the Plan as in effect on December 31, 1988. For purposes of this Section, "Five Percent Owner" means a Participant who is a Five Percent Owner at anytime during or after the Plan Year ending within the calendar year in which such Participant attains age sixty-six and one-half (66 1/2).

      Notwithstanding any provision of this Plan to the contrary, distributions shall be made in accordance with the regulations under
 Section 401(a)(9) of the Code, including the minimum distribution incidental death benefit requirements of Section 1.401(a)(9)-2, and shall be distributed over the life of such Participant (or over the lives of such Participant and his or her designated Beneficiary) or over a period not extending beyond the life expectancy of such Participant (or the life expectancy of such Participant and his or her designated Beneficiary). The provisions of Section 401(a)(9) of the Code and the regulations thereunder shall override any distribution options inconsistent therewith.

      Except as provided in Section 12.3, payment of benefits pursuant to this Section shall be in the form of a qualified joint survivor annuity described in Section 10.5 if the Participant is legally married on the date payment is to commence, otherwise in the form of an annuity for the life of the Participant.

      26.4 SEPARATE PLANS. The adoption of the Plan by an Employer that is not a subsidiary of Hannaford Bros. Co. shall constitute the adoption of a separate and distinct plan from that of all other Employers. All contributions made by each Employer, any forfeitures under each Employer's plan, and all assets held in the Trust for the benefit of the participating Employees of such Employer shall be treated and administered separately for the exclusive benefit of the participating Employees of such Employer.

      26.5 SERVICE IN VARIOUS FIDUCIARY CAPACITIES. Any person or group of persons may serve in more than one fiduciary capacity with respect to the Plan and Trust.

      26.6 EXCLUSIVE BENEFIT. Except as provided in Sections 18.2, 22.2 and 23.6, no part of the corpus or income of the Trust Fund shall be used for, or diverted to, purposes other than the exclusive benefit of the Employees and their Beneficiaries.

      26.7 EMPLOYMENT. Participation in the Plan shall not give any Participant the right to be retained in the employ of the Employer, or any other right not specified herein.

      26.8 PREDECESSOR EMPLOYER PLAN. In the event an Employer maintained a plan of a predecessor employer prior to adopting the Plan, service with such predecessor employer shall be treated as service with such Employer.

      26.9 Governing Law. This Plan shall be governed and construed by the laws of the United States of America and, to the extent that such laws do not preempt state law, by the laws of the State of Maine.

      26.10 Article and Section Headings and Table of Contents. The Article and Section headings and Table of Contents are inserted for convenience of reference and shall not be considered in the construction of the Plan.

      26.11 Actuarial Equivalency Assumptions. The following assumptions shall be used to determine Actuarial Equivalency of benefits payable under the Plan:

            (a)  Interest:    Six and one-half percent (6 1/2%)

            (b)  Mortality:   1971 Group Annuity Mortality Table using male
      rates for all Participants regardless of sex and male rates set back six (6) years for all Contingent Annuitants regardless of sex.

 In the event the above assumptions are amended, the Actuarial Equivalent of a Participant's Accrued Benefit on or after the date of such amendment shall be the greater of (i) the Actuarial Equivalent of such benefit under the Plan, as amended, or (ii) the Actuarial Equivalent of the Participant's Accrued Benefit, as of the date of such amendment, under the Plan prior to the amendment.

      26.12 PROHIBITION ON REDUCTION OF ACCRUED BENEFIT. Notwithstanding any provision of the Plan to the contrary, no increase in Covered Compensation shall, except to the extent permitted under Section
 411(b)(1)(G) of the Code and not otherwise prohibited by the Code or ERISA, decrease a Participant's Accrued Benefit.

      26.13 DELEGATION OF AUTHORITY BY SUBSIDIARIES. Each subsidiary of Hannaford Bros. Co. that adopts the Plan hereby irrevocably grants to Hannaford Bros. Co., the Board of Directors, the Retirement Committee and the Finance Committee exclusive authority to exercise all of the powers conferred on them by the terms of the Plan, including the power vested in the Board of Directors to amend or terminate the Plan. Each subsidiary shall automatically become a party to the Trust without further action on its part.

      26.14 COST OF LIVING ADJUSTMENT. Effective January 1, 1990, the monthly pension benefit of each current retiree under the Plan shall be increased by four percent (4%), compounded annually, by the number of years between 1989 and the later of the year of his or her retirement or 1975.

      26.15 EARLY RETIREMENT INCENTIVE PROGRAM. A Participant, other than a Driver Participant or Warehouse Participant, who meets the requirements of subsection (a) shall receive the benefit enhancements described in subsection (b). A Driver Participant or Warehouse Participant who meets the requirements of subsection (c) shall receive the benefit enhancements described in subsection (d).

            (a) To receive the benefit enhancements described in subsection (b) a Participant must -

                 (i)  have attained age fifty-five (55) and completed ten
            (10) or more Years of Benefit Service on or before September 30, 1992; and

                 (ii) have elected by September 10, 1992, to retire on or after July 1, 1992, and on or before September 30, 1992.

            (b) A Participant who meets the requirements of subsection (a) -

                 (i) shall receive an additional five (5) years of age, an additional five (5) Years of Benefit Service, or a combination of additional years of age and Years of Benefit Service not exceeding five (5), whichever will produce the greatest Accrued Benefit under Section 4.1;

                 (ii) shall have severance pay included in the definition of "Compensation" for purposes of calculating his or her Accrued Benefit under Section 4.1; and

                 (iii) may elect to receive an Actuarially Equivalent lump sum payment of his or her entire Accrued Benefit upon retirement.

            (c) To receive the benefit enhancements described in sub-section (d), a Driver Participant or Warehouse Participant must -

                 (i)  have attained age fifty-five (55) and completed ten
            (10) or more Years of Benefit Service on or before October 31, 1992; and

                 (ii) have elected by October 10, 1992, to retire on or after July 1, 1992, and on or before October 31, 1992.

            (d) A Driver Participant or Warehouse Participant who meets the requirements of subsection (a) -

                 (i) shall receive an additional five (5) years of age, an additional five (5) Years of Benefit Service or a combination of additional years of age and Years of Benefit Service, whichever will produce the greatest Accrued Benefit under Section 4.2 or
            Section 4.3; provided, however, that additional Years of Benefit Service will be credited only if a Participant is credited with fewer than thirty (30) Years of Benefit Service and only to the extent such crediting of additional years would not cause a Participant to exceed a total of thirty (30) Years of Benefit Service; and

                 (ii) may elect to receive an Actuarially Equivalent lump sum payment of his or her entire Accrued Benefit upon retirement.

      26.16 DIRECTED PAYMENTS. Effective January 1, 1994, a former Participant, surviving spouse or Beneficiary who is entitled to receive monthly benefit payments from the Plan and who is a participant in the Hannaford Bros. Co. Retiree Medical Plan ("Retiree Medical Plan") may direct the Trustee to deduct such portion of each monthly benefit payment as is necessary to satisfy his or her required monthly contribution under the Retiree Medical Plan and to remit such amount to the Hannaford Bros. Co. Tax Exempt Employee Benefits Trust ("Tax Exempt Trust"), the amount of each monthly benefit payment from the Plan is at least equal to the amount of his or her required monthly contribution under the Retiree Medical Plan. Such direction shall be made on such form and in such manner as the Retirement Committee may prescribe and shall be effective as of the first monthly benefit payment following receipt by the Retirement Committee, provided it is received at least fifteen (15) days in advance of such payment.

      Notwithstanding the foregoing to the contrary, any individual who is a former highly compensated employee (within the meaning of Section 414(q) of the Code) or who is a "party in interest" (as defined in Section 3(14) of ERISA) shall not be permitted to direct payments pursuant to this Section.

      A direction pursuant to this Section may be revoked, in writing, by the former Participant, surviving spouse or Beneficiary, as the case may be, at any time, and shall be effective as soon as practicable following receipt by the Retirement Committee.

      The Retirement Committee may terminate the availability of this direct payment provision upon thirty (30) days' prior written notice to the Trustee and each affected former Participant, surviving spouse and Beneficiary.

      The Retirement Committee shall maintain records sufficient to demonstrate that no payments have been made to the Tax Exempt Trust pursuant to this Section before the monthly benefit payment would have been otherwise made to the former Participant, surviving spouse or Beneficiary, as the case may be, and that no expense has been incurred by the Plan as a result of this Section.